UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a - 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

COMSTOCK RESOURCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing party:
	4)	Date filed:

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Comstock Resources, Inc.:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Comstock Resources, Inc. The meeting will be held at 10:00 a.m., local time, on Thursday, May 7, 2015, at the Company’s headquarters at 5300 Town and Country Blvd., 3rd Floor, in Frisco, Texas. Our Board of Directors and management look forward to greeting those of you who are able to attend in person.

At this year’s Annual Meeting, you will be asked to vote on a number of items more fully addressed in our Notice of Annual Meeting of Stockholders, including the election of certain directors, our long-term incentive plan, our 2014 executive compensation and certain stockholder proposals.

We know that most of our stockholders will not be attending the Annual Meeting in person. As a result, our Board of Directors is soliciting proxies so that each stockholder has an opportunity to have their shares represented at the Annual Meeting. If you do not plan to attend, please vote your shares by Internet, by telephone, or, if you received our proxy materials by mail, by returning the accompanying proxy card, as soon as possible so that your shares will be voted at the meeting. Instructions on how to vote can be found in our Proxy Statement.

We were saddened to learn that Nancy Underwood passed away on March 26, 2015. Nancy had served as a director of the Company since 2004 and we will miss Nancy’s guidance and wisdom. Our Annual Meeting this year will be dedicated to Nancy’s memory and her service to the Company.

On behalf of the Board of Directors and management, thank you for your cooperation and continued support.

Sincerely,

M. Jay Allison
Chairman of the Board and
Chief Executive Officer

COMSTOCK RESOURCES, INC.

Notice of Annual Meeting of Stockholders

May 7, 2015

10:00 a.m. Central Time

Location:	Company Headquarters 5300 Town and Country Blvd., 3rd Floor Frisco, Texas 75034

ITEMS OF BUSINESS

1.	To elect three director nominees to our Board of Directors.
2.	To approve an amendment to the 2009 Long-term Incentive Plan.
3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2015.
4.	To approve, on an advisory basis, the Company’s 2014 compensation of its named executive officers.
5.	To vote on two proposals submitted by our stockholders.
6.	To transact any other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE

March 23, 2015

ANNUAL REPORT

Our Annual Report to Stockholders for the year ended December 31, 2014, which is not a part of the proxy solicitation materials, is available on our website at www.comstockresources.com. If you received a printed copy of the proxy materials, a printed Annual Report was enclosed.

PROXY VOTING

Stockholders of record may vote in person at the meeting, but may also appoint proxies to vote their shares in one of three ways, by:

• Telephone	• Mail	• Internet

If your shares are held by a bank, broker or other holder of record, you may appoint proxies to vote your shares on your behalf as instructed by that bank, broker or other holder of record. If your shares are held by any such person or entity, you may obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the meeting.

Any proxy may be revoked at any time before it is exercised at the meeting.

By Order of the Board of Directors,

Roland O. Burns
Secretary

Proxy Summary

This summary is included to provide an introduction and overview of the information contained in the Proxy Statement. This is a summary only and does not contain all of the information we have included in the Proxy Statement. You should refer to the entire Proxy Statement that follows for more information about Comstock Resources, Inc. (“Comstock” or the “Company”) and the proposals you are being asked to consider.

Business Highlights

2014 was a successful year for Comstock. Our significant accomplishments include:

•	Grew our oil production by 86%;

•	Increased our revenues by 32% and our cash flows from operations by 57%;

•	Paid quarterly dividends on our common stock;

•	Added 5.4 million barrels to our proved oil reserves; and

•	Added 42,000 net acres prospective for oil development.

Executive Compensation Highlights

In recent years we made extensive changes to our executive compensation programs and philosophy in order to better align pay with Company performance, stockholder expectations and prevailing market practices. During both 2013 and 2014 our compensation committee also conducted extensive outreach to seek feedback from our stockholders to align our compensation program with stockholders’ expectations. Highlights of the actions the Company has taken in response to the feedback include:

•	Revised peer group to include companies that are more appropriately sized;

•	Adopted a pay philosophy that targets the median of the Company’s peer group;

•	Aligned our Chief Executive Officer’s annual and long-term incentive opportunities to compensation paid by our peer group;

•	Based 100% of our executives’ annual bonuses on achievement of pre-established performance goals; and

•	Based our executives’ long-term incentive awards on achievement of total shareholder return by use of performance-based restricted stock units.

93% of the shares voted at last year’s annual meeting approved our 2013 executive compensation by supporting our “Say on Pay” proposal.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	1

PROXY SUMMARY

Corporate Governance Highlights

Our corporate governance includes a number of policies, procedures and structures that are “best practices” in corporate governance, including:

•	Directors are elected to one year terms as we are declassifying our board of directors beginning in 2015;

•	Majority voting in connection with elections of directors;

•	Independent lead director who presides over executive sessions of the board of directors with only independent directors present;

•	An independent executive compensation consultant hired by and reporting to the compensation committee;

•	Stock ownership guidelines applicable to directors and executive officers;

•	Policy prohibiting hedging transactions involving Company stock by executive officers and directors; and

•	No excise or other tax gross-ups in our compensation plans.

Proposals for Stockholder Action

Below is a summary of the proposals on which you are being asked to vote. Please review the complete information regarding these proposals included in the Proxy Statement.

Election of Directors (Proposal 1 – Page 9)

You will find important information about the qualifications and experience of each of the three director nominees that you are being asked to elect. The corporate governance/nominating committee, in its annual review of director nominees, has determined that our nominees have the skills, experience and qualifications necessary to effectively oversee the management of the Company, and that they have integrity, proven leadership and a commitment to the financial and strategic success of the Company.

To Approve an Amendment to our 2009 Long-term Incentive Plan (Proposal 2 – Page 22)

We are recommending that our stockholders approve an amendment to our 2009 Long-term Incentive Plan to authorize an additional 1,050,000 shares for future equity-based incentive awards.

Appointment of Independent Registered Public Accountants (Proposal 3 – Page 28)

Ernst & Young LLP has served as the Company’s independent registered public accountants since 2004. You are being asked to ratify the appointment by the audit committee of Ernst & Young as the Company’s independent registered public accountants for 2015.

Advisory Vote to Approve 2014 Executive Compensation (Proposal 4 – Page 31)

We are providing our stockholders the opportunity to cast a non-binding advisory vote to approve our 2014 executive compensation. We recommend that you review our Compensation Discussion and Analysis beginning on page 32, which explains the actions and decisions of the compensation committee regarding our compensation programs.

Other Stockholder Proposals (Proposals 5 and 6 – Page 46)

We have included two proposals submitted by stockholders for consideration at the Annual Meeting.

2	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

PROXY SUMMARY

Recommendations of the Board of Directors Regarding the Proposals

Our board of directors unanimously recommends that you vote:

1.	FOR each of the director nominees named in the Proxy Statement;

2	FOR amending our 2009 Long-term Incentive Plan;

3.	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2015;

4.	FOR the proposal to approve, on an advisory basis, the Company’s 2014 compensation of its named executive officers; and

5.	AGAINST stockholder proposals 5 and 6 described in the Proxy Statement.

Communicating with the Board of Directors

Any interested party can communicate with our board of directors, any individual director or groups of directors by sending a letter addressed to the board of directors as a whole, to the individual director or to a group of directors, c/o Corporate Secretary, 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

Governance Documents

Governance documents, such as the Corporate Governance Guidelines, the board committee charters, the Code of Ethics for Senior Financial Officers, and the Code of Business Conduct and Ethics for Employees, can be found in the “Corporate Governance” section of our website: www.comstockresources.com. Please note that documents and information on our website are not incorporated herein by reference. These documents are also available at no cost in print by writing to the Corporate Secretary, 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

Information about the Electronic Availability of Proxy Materials

Our 2015 Proxy Statement and 2014 Annual Report are available free of charge on our website at: www.comstockresources.com.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	3

COMSTOCK RESOURCES, INC.

Proxy Statement for the Annual Meeting of Stockholders

to be Held May 7, 2015

This Proxy Statement, and the accompanying proxy/voting instruction card (the “Proxy Card”), are being made available to stockholders of record of Comstock Resources, Inc. by the Company’s board of directors (the “Board”) in connection with its solicitation of proxies to be used at the Company’s 2015 Annual Meeting of Stockholders scheduled to be held on May 7, 2015, or any postponements and adjournments thereof (the “Annual Meeting”). This Proxy Statement and any accompanying Proxy Card were first made available to stockholders beginning April 3, 2015.

Questions and Answers about the Annual Meeting and Voting

Why am I receiving these materials?

A Notice of Annual Meeting of Stockholders or Notice Regarding the Availability of Proxy Materials has been provided to you because you are a Comstock stockholder and because the Board is soliciting your proxy to vote your shares at the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement. We will also transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

Where can I find more information about proxy voting?

The Securities and Exchange Commission (“SEC”) has created an educational website where you can learn more about proxy voting: www.sec.gov/spotlight/proxymatters.shtml.

Who is entitled to vote at the Annual Meeting?

Owners of shares of common stock of the Company at the close of business on March 23, 2015 (the “Record Date”) are entitled to vote at and participate in the Annual Meeting.

What are the voting rights of holders of common stock?

Each outstanding share of common stock will be entitled to one vote on each matter to come before the Annual Meeting.

What happens if additional matters are presented at the Annual Meeting?

If another proposal is properly presented for consideration at the Annual Meeting, the persons named in the Proxy Card will vote as recommended by the Board or, if no recommendation is given, these persons will exercise their discretion in voting on the proposal.

4	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How can shares be voted?

Shares of common stock can be voted in person at the Annual Meeting or they can be voted by proxy or voting instructions can be given, in one of three ways, by:

• Telephone	• Mail	• Internet

The instructions for each are on the Proxy Card, in the Notice Regarding the Availability of Proxy Materials, or on the voting form enclosed with the proxy from the bank, broker or other holder of record. If your shares are held by any such person or entity, you may obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the Annual Meeting.

What vote is required for approval?

With regard to Proposal 1 (election of directors), the affirmative vote of the majority of the votes cast at the Annual Meeting is required by our bylaws for the election of a director.

The affirmative vote of the majority of shares of common stock of the Company represented at the Annual Meeting and entitled to vote is required for approval of Proposal 2 (amending our 2009 Long-term Incentive Plan), Proposal 3 (ratification of independent registered public accountants), Proposal 4 (advisory vote on the Company’s 2014 compensation of its named executive officers), Proposal 5 (limits on accelerated vesting) and Proposal 6 (proxy access). The vote on Proposal 4, however, is advisory in nature and will not be binding on the Company, the Board or the compensation committee.

How will votes be counted?

For shares held in your own name, votes will be counted as directed, except when no choice for any particular matter is made. In that case, and only for the matter for which no choice is indicated, the shares will be voted as recommended by the Board.

For shares held indirectly through a bank, broker or other holder of record (i.e., in “street name”), unless you give your broker, bank or other holder of record specific instructions, your shares will not be voted on any of the proposals other than Proposal 3. Under the New York Stock Exchange (“NYSE”) rules that govern voting by brokers of shares held in street name, brokers have the discretion to vote these shares only on routine matters, but not on non-routine matters, as defined by those rules. The only matter that will be voted on that is considered routine under these rules is Proposal 3, the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accountants for fiscal year 2015.

What is a broker non-vote and what is the effect of a broker non-vote?

A “broker non-vote” occurs when a stockholder who holds shares indirectly does not give instructions to the holder of record on how the stockholder wants his or her shares voted, but the holder of record exercises its discretionary authority under the rules of the NYSE to vote on one or more, but not all, of the proposals. In such a case, a “broker non-vote” occurs with respect to the proposals not voted on. Shares represented by “broker non-votes” will, however, be counted in determining whether a quorum is present.

In the absence of instructions from the stockholder, the holder of record may only exercise its discretionary authority and vote the shares it holds as a holder of record on Proposal 3 (ratification of the appointment of the independent registered public accountants), and does not have the discretionary authority to vote them on any of the other Proposals.

Therefore, if you are a “street-name” holder, your shares will not be voted on any Proposal for which you do not give your broker, bank or other holder of record instructions on how to vote on any Proposal other than Proposal 3.

Broker non-votes will not affect the voting.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is an abstention and what is the effect of an abstention?

If you do not desire to vote on any proposal or have your shares voted as provided for in the preceding answer, you may abstain from voting by marking the appropriate space on the Proxy Card or by following the telephone or Internet instructions. Shares voted as abstaining will be counted as present for the purpose of establishing a quorum and for the purpose of determining the number of votes needed for approval of the Proposals before the Annual Meeting.

Abstentions will have the effect of a negative vote for Proposals 2, 3, 4, 5 and 6.

What constitutes a quorum?

The presence at the Annual Meeting of the holders of a majority of the shares of the common stock outstanding on the Record Date, in person or by proxy, will constitute a quorum, permitting business to be conducted at the Annual Meeting. As of the Record Date, 47,576,711 shares of common stock were outstanding. Therefore, the presence of the holders of common stock representing at least 23,788,356 votes will be required to establish a quorum.

What shares will be considered “present” at the Annual Meeting?

The shares voted at the Annual Meeting, shares properly voted by Internet or telephone, and shares for which properly signed Proxy Cards have been returned will be counted as “present” for purposes of establishing a quorum. Proxies containing instructions to abstain on one or more matters, those voted on one or more matters and those containing broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting.

How can a proxy be revoked?

You can revoke a proxy at any time prior to a vote at the Annual Meeting by:

•	notifying the Corporate Secretary of the Company in writing;

•	delivering a subsequent proxy; or

•	subsequent vote by Internet or telephone.

Shares held indirectly in the name of a bank, broker or other holder of record may be revoked pursuant to the instructions provided by such person or entity.

Who will count the votes?

The Company has hired a third party to determine whether or not a quorum is present at the Annual Meeting and to tabulate votes cast.

Where can I find the results of the voting?

The voting results will be announced at the Annual Meeting and filed on a Form 8-K with the SEC within four business days of the Annual Meeting.

6	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

Voting Securities and Principal Holders

Security Ownership of Certain Beneficial Owners

Ownership of our common stock is shown in terms of “beneficial ownership.” A person generally “beneficially owns” shares if he or she has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares. The percentages shown in this Proxy Statement compare the stockholder’s beneficially owned shares with the total number of shares of our common stock outstanding on March 23, 2015 of 47,576,711 shares plus the number of unissued shares as to which such owner has the right to acquire voting or dispositive power of on or before May 31, 2015. The following table lists the stockholders known by the Company to have been the beneficial owners of more than 5% of the common stock outstanding as of March 23, 2015:

	Shares Beneficially Owned
Name of Beneficial Owner	Number		Percent
BlackRock, Inc. 55 East 52nd Street, New York, New York 10022	4,121,009	(1)	8.7%
DePrince, Race & Zollo, Inc. 250 Park Ave South, Suite 250, Winter Park, FL 32789	4,093,811	(2)	8.6%
Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746	4,031,653	(3)	8.5%
First Dallas Holdings, Inc. 2905 Maple Avenue, Dallas, Texas 75201	2,918,763	(4)	6.1%
Galatyn Equity Holdings LP 47 Highland Park Village, Suite 200, Dallas, Texas 75205	3,322,934	(5)	7.0%
Hotchkis and Wiley Capital Management, LLC 725 S. Figueroa Street, 39th Fl, Los Angeles, CA 90017	8,688,516	(6)	18.3%
State Street Corporation State Street Financial Center, One Lincoln Street, Boston, MA 02111	3,151,851	(7)	6.6%
The Vanguard Group 100 Vanguard Blvd., Malvern, Pennsylvania 19355	3,259,732	(8)	6.9%
(1)	Represents shares held on December 31, 2014, based on filing on Schedule 13G/A dated January 22, 2015.
(2)	Represents shares held on December 31, 2014, based on filing on Schedule 13G dated February 6, 2015.
(3)	Represents shares held on December 31, 2014, based on filing on Schedule 13G/A dated February 5, 2015.
(4)	Represents shares held on December 31, 2014, based on filing on Schedule 13G/A dated February 12, 2015.
(5)	Represents shares held on December 31, 2014, based on filing on Schedule 13G/A dated January 23, 2015.
(6)	Represents shares held on December 31, 2014, based on filing on Schedule 13G/A dated February 13, 2015.
Disclaims control over 2,745,016 shares (5.8% of shares outstanding) not held in the Hotchkis and Wiley Mid-Cap value Fund.
(7)	Represents shares held on December 31, 2014, based on filing on Schedule 13G dated February 12, 2015.
(8)	Represents shares held on December 31, 2014, based on filing on Schedule 13G/A dated February 11, 2015.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	7

VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Management

The following table sets forth information as of March 23, 2015 concerning beneficial ownership information for our directors, nominees for director and executive officers:

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number		Percent
M. Jay Allison Chairman of the Board of Directors and Chief Executive Officer	1,747,456	(2)	3.7%
Roland O. Burns Director, President, Chief Financial Officer and Secretary	933,518	(2)	2.0%
Elizabeth B. Davis Director	8,527		*
D. Dale Gillette Vice President of Legal and General Counsel	120,757		*
Mack D. Good Chief Operating Officer	298,050		*
David K. Lockett Director	66,843		*
Cecil E. Martin Director	92,706		*
Michael D. McBurney Vice President of Marketing	47,294		*
Daniel K. Presley Vice President of Accounting, Controller and Treasurer	120,008		*
Russell W. Romoser Vice President of Reservoir Engineering	50,399		*
LaRae L. Sanders Vice President of Land	60,972	(3)	*
Frederic D. Sewell Director	23,807		*
Richard D. Singer Vice President of Financial Reporting	68,864		*
David W. Sledge Director	92,958		*
Blaine M. Stribling Vice President of Corporate Development	69,132		*
Jim L. Turner Director	104,887		*
Nancy E. Underwood(4) Director	87,507		*
All Executive Officers and Directors as a Group (17 Persons)	3,993,685		8.4%
*	Indicates less than one percent
(1)	The address of each beneficial owner is c/o Comstock Resources, Inc., 5300 Town and Country Blvd, Suite 500, Frisco, Texas 75034.
(2)	1,269,648 shares owned by Mr. Allison and 695,004 shares owned by Mr. Burns are pledged as security for lines of credit held in their respective names.
(3)	Includes shares issuable pursuant to stock options which are presently exercisable or exercisable on or before May 31, 2015 by Ms. Sanders for 18,000 shares.
(4)	Ms. Underwood passed away on March 26, 2015.

8	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

PROPOSAL 1    ELECTION OF DIRECTORS

On the agenda for the Annual Meeting will be the election of three directors, each to serve a term of one year beginning at the Annual Meeting and until their successors are duly elected and qualified. If you do not vote for a particular nominee on your Proxy Card, your vote will not count either “for” or “against” the nominee.

In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard is a plurality vote. In an uncontested election, any nominee for director who has a majority of votes cast “withheld” from his or her election will be required to promptly tender his or her resignation to the Board. The corporate governance/nominating committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation. The Board will act on the committee’s recommendation and publicly disclose its decision. Any director who tenders his or her resignation will not participate in the committee’s recommendation or the board action regarding whether to accept or reject the tendered resignation.

Any vacancies on the Board may be filled by a majority of the directors then in office. Each director elected in this manner will hold office until his or her successor is elected and duly qualified.

Our Board presently consists of eight members comprised of three classes (Class A, B and C). Directors previously have been elected in classes to serve terms of three years. Beginning in 2015, we are declassifying the Board; when completed, the declassification will result in all directors being elected annually. The Class C directors, whose terms expire at the Annual Meeting, are Roland O. Burns, David K. Lockett and Frederic D. Sewell. The Class A directors, whose terms expire in 2016, are Elizabeth B. Davis and Cecil E. Martin. Nancy E. Underwood, a Class A director, passed away on March 26, 2015. The Board has determined to leave vacant the position previously held by Ms. Underwood. The Class B directors, whose terms expire in 2017, are M. Jay Allison, David W. Sledge and Jim L. Turner.

The Board has nominated Roland O. Burns, David K. Lockett and Frederic D. Sewell for re-election to the Board of Directors to serve for a term of one year.

The Board recommends that stockholders vote “FOR” the election of each of the director nominees.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	9

Selection Criteria and Qualifications of Director Candidates

Director Selection Process

The nominating functions of the Board are handled by the corporate governance/nominating committee pursuant to its charter. In evaluating nominees for membership on the Board, the corporate governance/nominating committee applies the board qualification standards set forth in our corporate governance guidelines. Under these qualification standards, the corporate governance/nominating committee will take into account many factors, including education, business, governmental and civic experience, broad and diverse backgrounds, communication, interpersonal and other required skills, independence, wisdom, integrity, an understanding and general acceptance of our current corporate philosophy, a strong business or professional knowledge and experience that can bear on our problems and deliberations, an inquiring mind, the willingness to speak one’s mind and ability to challenge and stimulate management, future orientation and the willingness to commit the required time and energy.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the corporate governance/nominating committee may consider such other factors as it may deem are in the best interests of us and our stockholders. The corporate governance/nominating committee evaluates each individual in the context of the Board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full Board, and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas.

Our corporate governance/nominating committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the corporate governance/nominating committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the corporate governance/nominating committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines.

10	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

SELECTION CRITERIA AND QUALIFICATIONS OF DIRECTOR CANDIDATES

Director Nominees

The corporate governance/nominating committee has recommended, and the Board has nominated, the following for election as directors. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy, or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Biographical information concerning the current directors standing for re-election and the current directors who are continuing in office after the Annual Meeting appears below.

Roland O. Burns Director Nominee, President, Chief Financial Officer and Secretary

Mr. Burns, age 55, has been our President since 2013, Chief Financial Officer since 1990, Secretary since 1991 and a director since 1999. Mr. Burns served as our Senior Vice President from 1994 to 2013 and Treasurer from 1990 to 2013. From 1982 to 1990, Mr. Burns was employed by the public accounting firm, Arthur Andersen. During his tenure with Arthur Andersen, Mr. Burns worked primarily in the firm’s oil and gas audit practice. Mr. Burns was a director, Senior Vice President and the Chief Financial Officer of Bois d’Arc Energy, Inc. from the time of its formation in 2004 until its merger with Stone Energy Corporation in 2008. Mr. Burns also serves on the board of directors of the University of Mississippi Foundation and the Cotton Bowl Athletic Association.

Mr. Burns is an experienced financial executive with extensive knowledge and experience in financial reporting, internal controls in the oil and gas industry, treasury and risk management, mergers and acquisitions, and regulatory compliance. Mr. Burns works with Mr. Allison to evaluate and consider business development opportunities and financing proposals. Mr. Burns, who is our principal contact with investors and investment bankers, updates the Board on trends in the capital markets, including the availability of debt and equity financing and transactional activity in the oil and gas industry.

David K. Lockett Director Nominee

Mr. Lockett, age 60, has served as a director since 2001. Mr. Lockett was a Vice President with Dell Inc. and held executive management positions in several divisions within Dell from 1991 until his retirement from Dell in 2012. Between 2012 and 2014, Mr. Lockett, who has over 35 years of experience in the technology industry, provided consulting services to small and mid-size companies. Since November 2014, Mr. Lockett has served as President of Austex Fence & Deck in Austin, Texas. Mr. Lockett was a director of Bois d’Arc Energy, Inc. from 2005 until its merger with Stone Energy Corporation in 2008.

Mr. Lockett joined Dell during its start-up years and worked in executive level positions at Dell throughout his tenure there. He is an experienced manager, having supervised large organizations through a series of business cycles in the highly competitive personal computer/peripheral business. Mr. Lockett shares the good business judgment and insight gained from these experiences with the Board and also provides guidance from the perspective gained from a long career in a global market-focused company.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	11

SELECTION CRITERIA AND QUALIFICATIONS OF DIRECTOR CANDIDATES

Frederic D. Sewell Director Nominee

Mr. Sewell, age 80, has served as a director since 2012. Mr. Sewell has extensive experience in the oil and gas industry, where he has had a distinguished career as an executive leader and a petroleum engineer. Mr. Sewell was the co-founder of Netherland, Sewell & Associates, Inc. (“NSAI”), a worldwide oil and gas consulting firm, where he served as the Chairman and Chief Executive Officer until his retirement in 2008. Mr. Sewell is presently the President and Chief Executive Officer of Sovereign Resources LLC, an exploration and production company that he founded.

Mr. Sewell has over 50 years of experience as a petroleum engineer. During his career with NSAI, Mr. Sewell established relationships with many of the leading energy firms in the United States and gained extensive knowledge of domestic and international oil and gas operations. Mr. Sewell managed the growth of NSAI, which he co-founded in 1969, into one of the most respected worldwide upstream petroleum consulting organizations in the world. Mr. Sewell brings expertise and extensive knowledge of petroleum engineering, the geology of North American oil and gas basins and the estimation of oil and gas reserves to our Board.

12	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

SELECTION CRITERIA AND QUALIFICATIONS OF DIRECTOR CANDIDATES

Continuing Directors

M. Jay Allison Chairman of the Board of Directors and Chief Executive Officer

Mr. Allison, age 59, has been our Chief Executive Officer since 1988. Mr. Allison was elected Chairman of the Board in 1997 and has been a director since 1987. From 1988 to 2013, Mr. Allison served as our President. From 1981 to 1987, he was a practicing oil and gas attorney with the firm of Lynch, Chappell & Alsup in Midland, Texas. Mr. Allison was Chairman of the board of directors of Bois d’Arc Energy, Inc. from the time of its formation in 2004 until its merger with Stone Energy Corporation in 2008. Mr. Allison currently also serves as a director of Tidewater, Inc. and is on the board of regents for Baylor University.

Mr. Allison has 27 years of executive leadership experience in the oil and gas industry. Mr. Allison combines his educational background in business and in commercial law, along with his entrepreneurial spirit, his driven work ethic and extensive knowledge of the oil and gas industry, to pursue disciplined investments intended to enhance stockholder value. Mr. Allison’s service on the board of directors and audit committee of Tidewater, Inc. also provides him with knowledge, experience and insight from a global perspective.

Elizabeth B. Davis Director

Dr. Davis, age 52, was first elected as a director in May 2014. Dr. Davis is currently the President of Furman University. Dr. Davis was the Executive Vice President and Provost for Baylor University from 2010 until July 2014. Prior to her appointment as Provost, she was Interim Provost from 2008 to 2010. Prior to her appointment as Provost, she was a professor of accounting in the Hankamer School of Business at Baylor University where she also served as associate dean for undergraduate programs and as acting chair for the Department of Accounting and Business Law. Before joining Baylor University, she worked for the public accounting firm Arthur Andersen from 1984 to 1987.

Dr. Davis brings to the Board executive experience from her leadership roles in higher education as well as expertise in finance and accounting from her teaching and research experiences.

Cecil E. Martin Director

Mr. Martin, age 73, has served as a director since 1989 and is currently the chairman of our audit committee and our Lead Director. Mr. Martin is an independent commercial real estate investor who has primarily been managing his personal real estate investments since 1991. From 1973 to 1991, he also served as chairman of a public accounting firm in Richmond, Virginia. Mr. Martin was a director and chairman of the audit committee of Bois d’Arc Energy, Inc. from 2005 until its merger with Stone Energy Corporation in 2008. Mr. Martin also served on the board of directors of Crosstex Energy, Inc. and Crosstex Energy, L.P. from 2006 until their merger with EnLink Midstream and EnLink Midstream Partners LP, respectively, in March 2014. Mr. Martin currently serves on the board of directors of Garrison Capital, Inc., where he also serves as chair of their audit committee. He served as chairman of the compensation committee at Crosstex Energy L.P. Mr. Martin is a Certified Public Accountant.

Mr. Martin brings to our Board a combination of financial literacy and business management experience as well as an excellent understanding of the capital markets. Mr. Martin has a strong background in internal controls, financial reporting and financial analysis. He works closely with our Chief Financial Officer, independent public accountants and internal auditors on a wide range of issues. His service on the compensation and audit committees of other publicly traded companies allows him to bring a wide range of experience and insights as part of his service on our Board.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	13

SELECTION CRITERIA AND QUALIFICATIONS OF DIRECTOR CANDIDATES

David W. Sledge Director

Mr. Sledge, age 58, has served as a director since 1996. Mr. Sledge is the Chief Operating Officer of ProPetro Services, Inc. Mr. Sledge was previously President and Chief Operating Officer of Sledge Drilling Company until it was acquired by Basic Energy Services, Inc. in 2007 and served as a Vice President of Basic Energy Services, Inc. from 2007 to 2009. He served as an area operations manager for Patterson-UTI Energy, Inc. from 2004 until 2006. From 2009 through 2011, and from 1996 until 2004, Mr. Sledge managed his personal investments in oil and gas exploration activities. Mr. Sledge was a director of Bois d’Arc Energy, Inc. from 2005 until its merger with Stone Energy Corporation in 2008. Mr. Sledge is a past director of the International Association of Drilling Contractors and is a past chairman of the Permian Basin chapter of this association.

Mr. Sledge is an experienced oil field executive who has managed and started drilling and oil field service companies during a career that spans more than 30 years. Mr. Sledge’s experience ranges from founding and directing the operations of a drilling rig business to serving as an executive manager for one of the largest drilling companies in the United States. Mr. Sledge has extensive contacts in the oil and gas industry, which, coupled with his oil field experience, makes him a valuable resource in understanding industry trends, operating practices and business prospects.

Jim L. Turner Director

Mr. Turner, age 69, was first elected as a director in May 2014. Mr. Turner currently serves as principal of JLT Beverages, L.P., a position he has held since 1996. Mr. Turner was also recently named the Chief Executive Officer of JLT Automotive, Inc. which owns and operates an automobile dealership in Texas. Mr. Turner served as President and Chief Executive Officer of Dr. Pepper/Seven Up Bottling Group, Inc., from its formation in 1999 through 2005, when he sold his interest in that company. Prior to that, Mr. Turner served as Owner/Chairman of the Board and Chief Executive Officer of the Turner Beverage Group, the largest privately owned independent bottler in the United States. Mr. Turner currently serves as a director for Dean Foods Company and Crown Holdings, Inc. He also serves as Vice Chairman and Chair-elect of the board of directors of Baylor Scott & White Health.

Mr. Turner brings his extensive business experience as chairman and chief executive officer of a large corporation to the Board. Mr. Turner has valuable experience in business development, finance and mergers and acquisitions. Mr. Turner’s service as a director of two NYSE-listed companies, including serving as the chairman of the compensation committee for one of these companies, provides substantial experience and insight to our Board.

14	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

Corporate Governance

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted a set of corporate governance guidelines, a code of business conduct and ethics and a policy regarding the approval of related party transactions. These materials are available on our website at www.comstockresources.com, and are available upon written request to our Corporate Secretary.

Determinations of Director Independence

Under rules adopted by the NYSE, we must have a majority of independent directors on our Board. No Board member qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly, or as a partner, stockholder or officer of an organization that has a relationship with us). In evaluating each director’s independence, the Board considers all relevant facts and circumstances, relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest in us, our affiliates, or our executives. As a result of this review, the Board affirmatively determined that among the director nominees Mr. Lockett and Mr. Sewell are independent from us and our management. Of the directors continuing in office, the Board has determined that Messrs. Martin, Sledge, and Turner and Dr. Davis are independent according to the NYSE’s rules. Nancy E. Underwood, who served as a director until her death on March 26, 2015, was also considered to be independent. The Board evaluates independence on an on-going basis.

Board of Director Meetings and Committees

Our Board held seven meetings during 2014. We have four standing committees: the audit committee, the compensation committee, the corporate governance/nominating committee and the executive committee. During 2014, the audit committee held seven meetings, the compensation committee held seven meetings, the corporate governance/nominating committee held two meetings and the executive committee held one meeting. All of our directors attended all of the Board and their respective committee meetings during 2014, except that Mr. Turner missed one meeting of the Board. All of our directors are encouraged to attend the Annual Meeting and other than Mr.  Turner they all attended the annual meeting in 2014.

Board Leadership Structure

The position of board chairman is filled by our Chief Executive Officer (the “CEO”). We believe this combined leadership structure is appropriate for us because our Chairman and CEO (i) conveys a singular, cohesive message to our stockholders, employees, industry partners and the investment community, (ii) eliminates any ambiguity as to who is accountable for our performance and (iii) is able to draw on his knowledge of our operations to provide the Board with leadership and properly focus discussions on the issues of greatest importance to the Company and our stockholders. Our directors and management team engage frequently and directly in the flow of information and ideas and we believe our combined leadership structure facilitates the quality, quantity and timeliness of the information flow and communication.

Since our board chairman is also a member of management, our Board has designated Mr. Cecil Martin, a non-management director, as “Lead Director.” The responsibilities of the Lead Director include:

•	Coordinating the scheduling of board meetings and preparation of agenda material for board meetings and executive sessions;

•	Defining the scope, quality, quantity and timeliness of the flow of information between management and the Board;

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	15

CORPORATE GOVERNANCE

•	Chairing all meetings of non-management directors and of the executive committee;

•	Overseeing the process of hiring, firing, evaluating and compensating the CEO;

•	Approving the retention of consultants who report directly to the Board;

•	Facilitating communication between the directors and the CEO, communicating the directors’ perspectives and consensus view to the CEO;

•	Assisting the Board and officers in assuring compliance with and implementation of our governance principles;

•	Leading the annual evaluation of the chairman;

•	Serving as an independent point of contact for stockholders wishing to communicate with the Board;

•	Acting as principal liaison between the independent directors and the CEO on sensitive issues; and

•	Leading the Board in anticipating and responding to crises.

Risk Oversight

One of the responsibilities of the Board, as a whole and through its committees, is to review and evaluate the processes in place to assess the major risks facing our Company and periodically review management’s assessment of the major risks as well as options for their mitigation. Our Board leadership structure and our practice of a high degree of interaction between our directors and members of senior management facilitates this oversight function. The information flow and communication throughout the year between our Board and senior management regarding long-term strategic planning and short-term operational reporting includes matters of material risk inherent in our business of exploring for and producing oil and natural gas. Also, our audit committee, among other duties, is charged with overseeing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and has compliance oversight responsibilities.

Adoption of Written Charters

The Board has in place charters for each of the audit committee, the compensation committee and the corporate governance/nominating committee. A copy of the charter for each committee is available on our website at www.comstockresources.com. The charters of these committees are also available upon written request to our Corporate Secretary.

Related Party Transactions

The Board has in place a written policy regarding the approval of related party transactions. At regularly scheduled audit committee meetings, management will recommend any related party transactions that are contemplated, and such transactions will require the audit committee’s approval. Generally, a “related party” is each of our executive officers, directors, nominees for director, any stockholder owning greater than five percent of our outstanding shares, including any immediate family member of each of the foregoing, and any entity owned or controlled by any of the foregoing. Transactions that are available to all of our employees generally or totaling less than $5,000 when aggregated with all similar transactions are excluded from the policy.

With respect to the standards applied by the audit committee when deciding whether to approve a related party transaction, the audit committee shall approve or ratify the transaction if it is on terms believed to be comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

16	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

CORPORATE GOVERNANCE

The Company along with M. Jay Allison, our Chairman and CEO, and Roland O. Burns, our President, Chief Financial Officer and a director, formed an entity in 2010 in which we jointly owned and operated a private airplane. The entity was owned 80% by us and 10% by each of Messrs. Allison and Burns. Each party funded their respective share of the acquisition costs of the airplane in exchange for their ownership interest. In January 2015 the Company acquired from Messrs. Allison and Burns their collective 20% interest in the entity for aggregate consideration of $1,680,000, which amount was based upon the then fair market value of the airplane (the only asset owned by the entity). The airplane is leased to and managed by a third party operator. The airplane, which is intended to be used primarily for Company business, also provides charter services to third parties. The termination of this related party relationship was approved by the audit committee and the Board in accordance with our policy on related party transactions.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised entirely of independent directors. None of the members of the committee during 2014 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company has served on the compensation committee or board of directors of any company that employed any member of the Company’s compensation committee or Board.

Stock Ownership Guidelines

The Company has stock ownership requirements for its directors and executive officers. The purpose of the ownership requirements is to further our goal of increasing stockholder value and to further align the interests of our directors and key executives with the interests of our stockholders. Satisfaction of the policy requires that individuals attain and retain holdings of our common stock with a cost basis equal to the following multiple of the individual’s compensation, defined as either a director’s cash retainer fee or an officer’s base salary:

•	5x for the CEO and President;

•	5x for non-employee directors; and

•	3x for all other executive officers.

An individual’s cost basis is equal to (1) his or her actual cost, in the case of purchases in the open market, (2) the fair market value of the shares at the date of exercise of stock options or stock appreciation rights, or (3) the fair market value of the shares at the date of vesting of restricted shares, restricted stock units or performance units. Each person’s stock ownership requirement will be adjusted annually each January 1 to reflect any changes in his or her retainer or base salary. For the purpose of counting the shares owned, only vested share equivalents under Company-sponsored plans will count as shares owned. Share equivalents will not include any amounts attributable to outstanding unexercised stock options or unvested equity awards.

Generally, individuals have a five-year period to attain their stock ownership requirements. At any time at which the individual’s stock ownership requirement has not been met, including during the initial five-year period to attain compliance, the individual will be required to retain at least 50% of “Net Shares” received upon vesting of restricted stock, restricted stock units and performance units. “Net Shares” are defined to include shares of common stock that are owned by the individual after shares are sold, swapped or traded to pay applicable withholding taxes. Subsequent to achieving the initial stock ownership requirement, all directors and executives are required to continuously maintain stock ownership at their specified levels.

If an individual does not meet the applicable ownership requirements, then he or she is subject to certain restrictions upon the vesting of equity awards, and may only dispose of shares for particular reasons set forth in the policy and upon receipt of permission for the transfer by the Corporate Secretary.

The policy provides a hardship exemption, for which an individual must submit a request to the Corporate Secretary, who will review the request with the CEO or the chairman of the corporate governance/nominating committee.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	17

CORPORATE GOVERNANCE

Upon our request, and at least annually, individuals subject to the ownership requirements are required to provide a schedule disclosing the number and cost basis of shares owned. The ownership requirements are administered by the Corporate Secretary. The Board may amend the ownership requirements in its sole discretion. Presently all of our directors and our executive officers have attained or exceeded their ownership requirements or are in their initial five-year period under this policy.

Hedging Policy

Our directors and executive officers are prohibited from entering into transactions in puts, calls and other derivative securities with respect to our securities on an exchange or in any other organized market as well as short sales of our securities. These types of transactions can hedge against decreases in our stock price and encourage risky behavior. We believe these activities are often perceived as involving insider trading and may focus the holder’s attention on our short-term performance rather than our long-term objectives.

18	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

The Board of Directors and its Committees

Board Responsibilities

The primary responsibility of the Board is to exercise governance over the affairs of the Company and to establish delegations of authority to the Company’s management. It is also the Board’s responsibility, as a whole and through its committees, to provide oversight, counseling and direction to the Company’s management from the perspective of the long-term interests of the Company and its stockholders. The Board’s and its committees’ responsibilities include: (a) reviewing and approving the Company’s major financial objectives and strategic and operating plans and actions; (b) overseeing the conduct of the Company’s business to evaluate whether it is being properly managed; (c) regularly evaluating the performance of the CEO; (d) planning for succession with respect to the position of CEO and monitoring management’s succession planning for other senior executives; (e) setting the compensation of the Company’s executive officers; (f) overseeing the processes for maintaining the Company’s integrity with regard to its financial statements and other public disclosures; and (g) overseeing the Company’s compliance with laws and ethics as well as the Company’s compliance programs and policies.

The Board has instructed the CEO, working with the Company’s other executive officers, to manage the Company’s business in a manner consistent with all applicable laws and regulations, the Company’s standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The CEO and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

Our directors monitor the Company’s business and affairs through Board and board committee meetings, background and informational materials, presentations provided to them on a regular basis, and meetings with officers and employees of the Company.

Board Committees

In addition to the executive committee, the Board has three committees which are composed entirely of independent directors. Membership of these committees is as follows:

Audit	Compensation	Corporate Governance/Nominating(1)
Cecil E. Martin, Chair	David K. Lockett, Chair	Frederic D. Sewell, Chair
Elizabeth B. Davis	Cecil E. Martin	David W. Sledge
Frederic D. Sewell	Jim L. Turner	Elizabeth B. Davis
(1)	Nancy E. Underwood served on the Corporate Governance/Nominating Committee until her death on March 26, 2015.

Each of these committees operates pursuant to a written charter which can be found in the “Corporate Governance” section of our website at www.comstockresources.com. As stated earlier, documents and information on our website are not incorporated herein by reference. These documents are also available in print from the Corporate Secretary, 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

The audit committee reviews and approves the Company’s financial statements and earnings releases, oversees the internal audit function and reviews the Company’s internal accounting controls. The audit committee oversees the implementation of the Company’s compliance policies and programs relating to the Company’s financial statements and monitors ongoing compliance matters and concerns. The audit committee also reviews related party transactions. The audit committee has the sole authority to appoint, review and discharge our independent registered public accountants. The Report of the Audit Committee begins on page 29 of this Proxy Statement.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	19

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The compensation committee is responsible for overseeing and approving the Company’s compensation programs including our non-employee director compensation program. It is also responsible for reviewing and approving the compensation plans and decisions for all executive officers. It also oversees and regularly reviews the compensation program for all our employees and supervises the compensation and benefits policies and plans of the Company. The compensation committee frequently meets in executive sessions to discuss and approve compensation plans and decisions. The compensation committee is assisted in these matters by an independent compensation consultant, hired by and serving at the pleasure of the committee. A description of the committee’s role in determining executive compensation, including the CEO’s compensation, and its use of an independent compensation consultant, is contained in “Executive Compensation—Compensation Discussion and Analysis,” which appears on pages 32 – 45 of this Proxy Statement. A description of the committee’s role in determining non-employee director compensation is contained in “Director Compensation,” which appears on page 21 of this Proxy Statement.

The corporate governance/nominating committee is responsible for developing, overseeing, reviewing and monitoring compliance with the Company’s policies, programs and practices relating to corporate governance, including the Company’s corporate governance guidelines, and for evaluating and monitoring compliance with the Company’s policies, and making recommendations to the Board on various governance issues. The committee is also responsible for reviewing and recommending to the Board director nominees, recommending committee assignments and conducting an annual review of Board and committee effectiveness. The process for evaluating and nominating director nominees is described in “Director Selection Process” on page 10 of this Proxy Statement.

20	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

Director Compensation

The compensation program for our non-employee directors has been developed by the compensation committee after consideration of the recommendations and competitive market data provided by its independent compensation consultant. In setting non-employee director compensation, the compensation committee considers the significant amount of time that our directors spend satisfying their duties to the Company and our stockholders, as well as the skill level required by our directors. The program has been approved by the Board. The following sets out the components of the compensation program for our non-employee directors beginning in May 2015. Employee directors receive no additional compensation for serving on our Board:

Annual Board Retainer	$83,000
Annual Equity Grant Value	$125,000
Lead Director Retainer	$37,000
Annual Committee Chair Retainer:
(Audit Committee)	$31,500
(Compensation Committee)	$20,750
(Corporate Governance/Nominating Committee)	$12,500

The following table sets forth the compensation of our non-employee directors for services during 2014:

Name of Director	Fees Earned or Paid in Cash	Equity Awards			Total
		Grant Date	Number of Restricted Shares (#)(1)	Grant Date Fair Value(1)
Elizabeth B. Davis	$ 55,333	May 8, 2014	4,887	$125,000	$180,333
David K. Lockett	$101,000	May 8, 2014	4,887	$125,000	$226,000
Cecil E. Martin	$151,500	May 8, 2014	4,887	$125,000	$276,500
Frederic D. Sewell	$ 91,333	May 8, 2014	4,887	$125,000	$216,333
David W. Sledge	$ 89,917	May 8, 2014	4,887	$125,000	$214,917
Jim L. Turner	$ 55,333	May 8, 2014	4,887	$125,000	$180,333
Nancy E. Underwood(2)	$ 83,000	May 8, 2014	4,887	$125,000	$208,000
(1)	Shares vest one year from grant date of May 8, 2014 and had a grant date value of $25.58 per share.
(2)	Ms. Underwood passed away on March 26, 2015.

The compensation committee may award stock options, restricted stock, stock appreciation rights, restricted stock units or performance units to non-employee directors at its discretion under our 2009 Long-term Incentive Plan.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	21

PROPOSAL 2	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2009 LONG-TERM INCENTIVE PLAN

As discussed in more detail in the Compensation Discussion and Analysis section beginning on page 32 of this proxy statement, we have taken steps to further align pay with the Company’s performance through the grant of performance-based long-term incentives to our executive officers. In order to continue to provide long-term incentive opportunities under the Comstock Resources, Inc. 2009 Long-term Incentive Plan (the “2009 Plan”), the Board has approved amending the 2009 Plan to make an additional 1,050,000 shares available for awards under the 2009 Plan.

The 2009 Plan was designed and is currently administered to support the achievement of the compensation program objectives, policies and plans, which cover our executive officers. In particular, awards granted under the 2009 Plan:

•	Are administered by our compensation committee, which is made up entirely of independent directors;

•	Allow us to maintain a competitive compensation program to attract and retain executives and other key employee talent;

•	Provide performance-based incentive compensation that aligns the interests of our executives and other key employees with that of our stockholders; and

•	Facilitate the ownership of our common stock by our executives and other key employees.

As required under Section 422 of the Internal Revenue Code of 1986, as amended, and related regulations, our stockholders are being asked to approve the amendment and restatement of the 2009 Plan so that future awards of incentive stock options (if any) made by our compensation committee to employees and officers can qualify as incentive stock options.

In addition to increasing the number of shares available for grant under the 2009 Plan by 1,050,000, the Board has approved amending the 2009 Plan to remove the compensation committee’s discretion to accelerate the vesting of any outstanding award upon the retirement of the recipient and to clarify the events constituting a change in control. We believe these changes are consistent with the recommendation of institutional shareholder advisors.

The following is a summary of the material features of the 2009 Plan, as amended and restated.

Purpose of the 2009 Plan

The purpose of the 2009 Plan is to attract, retain and motivate key participating employees and to attract and retain well-qualified members to the Board through the use of incentives based upon the value of common stock. Awards under the 2009 Plan are determined by the compensation committee of the Board, and may be made to our key executives, managerial employees and non-employee directors.

Summary of the 2009 Plan as Amended

Administration of Plan

The 2009 Plan is administered by the compensation committee, each member of which must be a non-employee director, as defined by Rule 16b-3 promulgated by the Commission under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the 2009 Plan, the compensation committee has authority to select employees and non-employee directors to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, to determine the number and value of performance units awarded and earned and to cancel or suspend awards. The compensation committee is authorized to interpret the 2009 Plan, to establish, amend and rescind any

22	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

PROPOSAL 2 PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2009 LONG-TERM INCENTIVE PLAN

rules and regulations relating to the 2009 Plan, to determine the terms and provisions of any agreements made pursuant to the 2009 Plan and to make all other determinations that may be necessary or advisable for the administration of the 2009 Plan.

The compensation committee may not amend a stock option or stock appreciation right to reduce the exercise or base price of the award. The compensation committee is prohibited from accelerating the vesting of any award, except in the event of death, disability, or a change in control.

Eligibility Under the 2009 Plan

Key employees and non-employee members of the Board selected by the compensation committee are eligible for awards.

Duration of Plan

Assuming the amendment and restatement of the 2009 Plan is approved by the stockholders at the annual meeting, the 2009 Plan will expire on May 7, 2025. Following that date, no further awards may be made under the 2009 Plan.

Types of Awards

Awards under the 2009 Plan may be in the form of stock options (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units and performance units.

Authorized Shares Available for Awards Under the 2009 Plan

As amended, the 2009 Plan authorizes awards to key employees and non-employee directors of up to 5,050,000 shares of common stock. In addition, the shares of common stock that become available upon the lapse or expiration of prior grants under the 2009 Plan will be authorized for future grant under the 2009 Plan.

Annual Limits on Awards to Employees

No employee may be granted stock options or stock appreciation rights under the 2009 Plan in any single fiscal year, the total number of shares subject to which exceed 1,000,000 shares.

Terms of Awards

The 2009 Plan requires that awards vest over a minimum period of continued service with us. Awards that vest based on the achievement of performance goals are subject to a minimum vesting period of one year after the date of grant. If vesting is not based on performance, the minimum vesting period is three years after the date of grant. Vesting over a three-year period includes periodic graded vesting. Awards may provide for accelerated vesting in the event of death, disability, or a change in control. Notwithstanding these requirements, up to 5% of the shares available for awards under the 2009 Plan, or 252,500 shares, may be granted as non-performance-based awards with a vesting term of less than three years.

Stock Options

Stock options may be awarded under the 2009 Plan with an exercise price of not less than one hundred percent of the market value of the common stock on the date of the award or, if greater, the par value of the common stock. The 2009 Plan authorizes the award of both non-qualified stock options and incentive stock options. Only our employees are eligible to receive awards of incentive stock options. The aggregate value (determined at the time of the award) of the common stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of stock options cannot exceed ten years.

In addition to allowing an optionee to pay cash to exercise options, or deliver stock certificates for previously-owned shares of common stock, the 2009 Plan will permit an optionee to use cashless exercise procedures. These include broker-assisted cashless exercises (selling a portion of the option shares to pay the exercise price and withholding taxes), and an attestation procedure in a stock-for-stock cashless exercise, avoiding the delays in requiring physical delivery of stock certificates.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	23

PROPOSAL 2 PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2009 LONG-TERM INCENTIVE PLAN

The 2009 Plan permits recipients of non-qualified stock options (including non-employee directors) to transfer their vested options by gift to family members (or trusts or partnerships of family members). After transfer of an option, the optionee remains subject to tax upon the exercise of the option, and we retain the right to claim a deduction for compensation upon the exercise of the option.

Stock Appreciation Rights

The 2009 Plan authorizes the compensation committee to award stock appreciation rights (“SARs”) payable in cash or shares of stock. An SAR is an award that entitles the holder to receive an amount equal to the difference between (1) the fair market value of the shares of stock at the time of exercise of the SAR and (2) the fair market value of the shares of stock on the date that the SAR was granted. Under the 2009 Plan, this amount is paid to the holder upon the exercise of a SAR in the form of shares of stock (valued at their fair market value at the time of exercise) or in cash, as specified in the award agreement. The maximum term of SARs is ten years.

When an award of SARs is made, the total number of SARs covered by the award (and not the “net” number of shares that would be issued in the future upon exercise of the SAR) is charged against the pool of shares authorized under the 2009 Plan.

Restricted Stock

The 2009 Plan authorizes the compensation committee to grant to key employees and non-employee directors shares of restricted stock. The holder will become vested in shares of restricted stock free of all restrictions if he or she completes a required period of employment or service following the award and satisfies any other conditions; otherwise, the shares will be forfeited. The restricted period may be no more than ten years, and must be at least one year. The holder will have the right to vote the shares of restricted stock and, unless the compensation committee determines otherwise, the right to receive dividends on the shares. The holder may not sell or otherwise dispose of restricted stock until the conditions imposed by the compensation committee have been satisfied.

Restricted Stock Units and Performance Units

The 2009 Plan authorizes the compensation committee to award restricted stock units and performance units payable in cash or shares of stock. A restricted stock unit is the grant of a right to receive shares of stock in the future, upon vesting of the award. Under the 2009 Plan, a number of performance units is initially assigned by the compensation committee and the number of units actually earned will be contingent on future performance of the holder and/or us over the performance period in relation to the established performance measures. Although the performance measures and performance period will be determined by the compensation committee at the time of the award of performance units, they may be subject to such later revision as the compensation committee deems appropriate to reflect significant events or changes. The maximum term of restricted stock units and performance units is ten years.

Change in Control Events

In the event we have a change in control, as defined in the 2009 Plan, all outstanding stock options, stock appreciation rights and restricted stock will automatically become fully exercisable and/or vested, and the compensation committee may, in its sole discretion and immediately prior to a change in control, take such action as necessary to modify the terms of or accelerate the vesting of any outstanding performance units upon consummation of such change in control.

New Plan Benefits

Awards to be received by individual participants are not determinable because the compensation committee determines the amount and nature of any award under the 2009 Plan in its sole discretion at the time of grant. As a result, the benefits that might be received by participants receiving discretionary grants under the 2009 Plan are not determinable. During the 2014 fiscal year, employees were awarded a total of 201,315 restricted shares and 188,958 performance units and non-employee directors were awarded a total of 34,209 restricted shares under the 2009 Plan.

24	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

PROPOSAL 2 PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2009 LONG-TERM INCENTIVE PLAN

Federal Income Tax Consequences

The discussion below summarizes the expected federal income tax treatment of awards under the 2009 Plan, under currently applicable laws and regulations. It is only a summary of the effect of U.S. federal income taxation upon recipients of awards and us with respect to the grant and exercise of awards under the 2009 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a recipient’s death or the income tax laws of any municipality, state or foreign country in which the recipient’s income or gain may be taxable.

Non-Qualified Stock Options

The grant of a non-qualified stock option does not result in taxable income to the holder of such an option or in a deduction by us. The tax consequences are determined generally at the time the optionee exercises the non-qualified stock option. Upon the exercise of a non-qualified stock option, the optionee generally recognizes ordinary income in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price of the option. We are entitled to a deduction for the year in which the optionee’s tax year ends in an amount equal to the amount that was includable in the optionee’s gross income. Upon exercise of options, shares can be withheld (or delivered to us, in the case of previously-owned shares) to satisfy tax withholding obligations.

If an optionee surrenders or delivers shares of common stock in whole or partial payment of the exercise price, the optionee will not recognize taxable income when the non-qualified stock option is exercised to the extent that the number of shares so surrendered or delivered equals the number of shares received upon the exercise of the option. The optionee will, however, recognize ordinary income with respect to the shares received in excess of the number of shares so surrendered or delivered, in an amount equal to the excess of the fair market value of such excess shares on the date the non-qualified stock option is exercised over the amount of any cash paid.

An optionee’s tax basis in the stock acquired pursuant to the exercise of a non-qualified stock option for which the option price is paid solely in cash will be equal to the amount of cash paid plus the amount of ordinary income that the optionee recognizes upon exercise of the option. As to the stock acquired pursuant to exercise of a non-qualified stock option for which an optionee surrenders stock in payment of all or part of the aggregate option price, the optionee’s tax basis in the number of shares acquired in the exchange which is equal to the number of surrendered shares shall be the same as that of the surrendered shares. The holding period of these acquired shares shall be the same as that of the surrendered shares. The optionee’s tax basis in any excess shares acquired in the exchange shall be zero, increased by the amount of cash, if any, paid upon the exercise of the non-qualified stock option and the amount of ordinary income that the optionee recognizes upon exercise of the option. The holding period of these acquired shares shall begin as of the date such stock is transferred to the optionee.

Incentive Stock Options

Under current law, the holder of an option will not recognize taxable income on the grant or exercise of an incentive stock option. However, the amount by which the fair market value of common stock on the date the incentive stock option is exercised exceeds the exercise price of such option will be treated as income for purposes of computing the optionee’s alternative minimum taxable income in the year the incentive stock option is exercised.

If the shares of common stock acquired through the exercise of an incentive stock option are held by an optionee through the later of (1) two years from the date of the grant of the option or (2) one year after the transfer of such shares to the optionee pursuant to the exercise, the amount received by the optionee upon the sale or other disposition of such shares in excess of the optionee’s tax basis in such shares will be taxable to such optionee as a long-term capital gain in the year of such sale or disposition. An optionee’s tax basis in the shares of common stock acquired pursuant to the exercise of an incentive stock option will be equal to the exercise price of such options.

If the shares of common stock acquired through the exercise of an incentive stock option are disposed of prior to the expiration of the two-year or one-year holding periods, an amount equal to the difference between (1) the lesser of (a) the amount realized on the sale or exchange, and (b) the fair market value of the shares on the date the option was exercised, and (2) the exercise price of the option relating to the shares sold or exchanged will be taxable to the optionee as ordinary income in the year of such disposition. In addition, if the amount realized from the sale or exchange is greater than the fair market value of the shares on the date the incentive stock option was exercised, the optionee will also recognize gain in an amount equal to such difference. This gain will be characterized as long-term or short-term capital gain, depending upon

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	25

PROPOSAL 2 PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2009 LONG-TERM INCENTIVE PLAN

the holding period of such shares. If common stock is disposed of by gift prior to the expiration of the two-year or one-year holding periods, an amount equal to the fair market value of the shares on the date of exercise less the exercise price of the option relating to the shares disposed of will be taxable to the optionee as ordinary income in the year of such disposition.

The grant or exercise of an incentive stock option will not result in any federal income tax consequences to us. However, if common stock acquired through the exercise of an incentive stock option is disposed of by the optionee prior to the expiration of the two-year or one-year holding periods described above, we will be allowed a deduction equal to the amount of income includable in the optionee’s gross income as a result of the disposition.

Stock Appreciation Rights

Under current federal tax law, upon the grant of an SAR, no taxable income will be realized by the holder and we will not be entitled to any tax deduction. Upon exercise of an SAR, the holder will realize ordinary taxable income on the date of exercise. Such taxable income will equal the difference between the fair market value of the common stock on the date of grant of the SAR and the cash received upon exercise, or, as applicable, the fair market value of the common stock received upon exercise on the date of exercise. We will be entitled to a corresponding tax deduction.

Restricted Shares

A participant normally will not realize taxable income and we will not be entitled to a deduction upon the grant of restricted shares. When the shares are no longer subject to a substantial risk of forfeiture, the participant will realize taxable ordinary income in an amount equal to the fair market value of such shares at such time, and we will be entitled to a deduction in the same amount. A participant may make a special tax election which affects the timing and measurement of income recognized in connection with the grant of restricted shares, and our deduction.

Dividends received by a participant on restricted shares during the restricted period are generally taxable to the participant as ordinary income and will be deductible by us.

Restricted Stock Units and Performance Units

A participant receiving an award of a restricted stock unit or a performance unit will not realize taxable income until the restricted stock unit or performance unit is paid, in an amount equal to the fair market value of shares received in payment or the amount of cash received, as applicable, and we will be entitled to a corresponding deduction at such time.

Withholding

We will retain the right to deduct or withhold, or require an employee to remit to us, an amount sufficient to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event as a result of awards under the 2009 Plan.

Change in Control and Excess Parachute Payments

The accelerated vesting of awards upon a change in control could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. If so, we would not be able to deduct the excess parachute payments.

Section 162(m) Limitations

Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is an employee who is, on the last day of the company’s taxable year in which the deduction would otherwise be claimed, the company’s chief executive officer or one of the other four highest paid officers named in its proxy statement except the chief financial officer. This limit does not apply to compensation that satisfies the applicable requirements for performance-based compensation, one of which is that stockholders approve the material terms of the compensation.

The 2009 Plan incorporates the requirements for the performance-based compensation exception applicable to options, SARs, and performance units so that all such awards should qualify for the exception. In addition, the compensation

26	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

PROPOSAL 2 PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 2009 LONG-TERM INCENTIVE PLAN

committee may grant other awards designed to qualify for this exception. However, the compensation committee reserves the right to grant awards that do not qualify for this exception, and in some cases, including a change in control, the exception may cease to be available for some or all awards (including options, SARs, and performance units) that otherwise so qualify. Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to us.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

This summary is qualified in its entirety by reference to the complete text of the amendment and restatement to the 2009 Plan, which is attached to this Proxy Statement as Appendix A. A copy of the 2009 Plan will be provided, at no charge, to any stockholder upon request.

A majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required for approval of the amendment of the 2009 Plan. Brokers do not have discretion to vote on this proposal without instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

The Board recommends that you vote “FOR” the proposal to approve the amendment to our 2009 Long-term Incentive Plan.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	27

PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2015

Ernst & Young LLP (“EY”) has served as the Company’s independent registered public accountants since 2004. The audit committee has appointed EY as independent registered public accountants for the Company for 2015, subject to the ratification of such appointment by the stockholders. A vote will be held on a proposal to ratify this appointment at the Annual Meeting. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent registered public accountants to audit the financial statements of the Company is of sufficient importance to seek stockholder ratification. In the event a majority of the votes cast is not voted in favor of the ratification of the appointment of EY, the audit committee will reconsider the appointment. Even if the selection is ratified, the audit committee, in its discretion, may elect a different independent registered public accounting firm at any time if the audit committee determines that such a change would be in the best interests of our Company and stockholders.

It is expected that representatives of EY will be present at the Annual Meeting and will be available to answer appropriate questions and discuss appropriate matters pertaining to the Report of Independent Registered Public Accounting Firm contained in the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. These representatives will have the opportunity to make a statement if they desire.

The fees billed by EY for services rendered for 2013 and 2014 are set out on page 30 of this Proxy Statement.

The Board recommends that stockholders vote “FOR” the ratification of this appointment.

28	COMSTOCK RESOURCES, INC. - 2014 Proxy Statement

Audit-Related Matters

Report of the Audit Committee

The audit committee assists the Board in overseeing: (1) the integrity of Comstock’s financial statements; (2) Comstock’s compliance with legal and regulatory requirements; (3) the independence, qualifications and performance of Comstock’s independent registered public accounting firm; (4) Comstock’s performance of its internal audit function; (5) Comstock’s derivatives and hedging program; and (6) Comstock’s oil and natural gas reserves estimation process. The Board has made a determination that the members of the audit committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board also determined that Mr. Martin and Dr. Davis are “audit committee financial experts,” as defined by the rules of the SEC. The audit committee has in place a procedure for receiving and addressing anonymous complaints regarding financial or accounting irregularities. The audit committee set up a toll free ethics and compliance hotline managed by an independent third party. This hotline is available 24 hours a day, seven days a week, to enable employees to communicate concerns to management without fear of retaliation.

Management is responsible for the preparation, presentation and integrity of Comstock’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. Consistent with its oversight role, the audit committee met with EY with and without management present to discuss the results of their examinations, their evaluations of Comstock’s internal controls and the overall quality of the Company’s financial reporting.

In performing its oversight role, the audit committee has reviewed and discussed the audited financial statements with management and with EY. The audit committee recognizes the importance of maintaining the independence of Comstock’s independent registered public accounting firm. The audit committee discussed with EY the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, and received from EY the written disclosures and the letter concerning the independent registered public accounting firm’s independence required by PCAOB Rule 3526 and the federal securities laws administered by the SEC.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2014 be included in the Annual Report on Form 10-K for the same fiscal year, for filing with the SEC.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting for Comstock and are not experts on auditor independence standards. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and Comstock’s registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of Comstock’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that EY is in fact independent. The independent registered public accounting firm is responsible for performing an audit of the financial statements and of management’s assessment of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Accounting Oversight Board.

Submitted by the audit committee of the Board.

Cecil E. Martin, Chairman Elizabeth B. Davis Frederic D. Sewell

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	29

AUDIT-RELATED MATTERS

Audit Committee Financial Experts

Our Board has determined that the chairman of our audit committee, Mr. Martin, and Dr. Davis, both meet the qualifications of an “audit committee financial expert” as that term is used in SEC regulations.

Principal Accounting Firm Fees

The following table sets forth the fees billed or to be billed by EY, for services rendered for the years ended December 31, 2013 and 2014:

	2013	2014
Audit fees	$1,057,000	$1,242,000

No audit-related fees or fees related to tax services were billed by EY in 2013 or 2014. The audit committee performs an annual review and approves the scope of services and proposed fees of the Company’s principal accounting firm. Any projects not specifically included in this approval will be reviewed and approved in advance by the chairman of the audit committee and will be reviewed by the full audit committee at the next regularly scheduled meeting. The audit committee also considered whether the provision of services, other than audit services, is compatible with maintaining the accounting firm’s independence.

Pre-approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The audit committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at audit committee meetings throughout the year.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval authority from the chairman of the audit committee, who must report on such approvals at the next scheduled audit committee meeting. All 2014 audit and non-audit services provided by the independent registered public accounting firm were pre-approved by the audit committee.

30	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

PROPOSAL 4	PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S 2014 COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables stockholders, on an advisory basis, to vote on whether they approve the 2014 compensation of our named executive officers (“NEOs”) as described in this Proxy Statement. This vote is commonly referred to as a “Say on Pay” vote. The Dodd-Frank Act requires an advisory vote to be conducted at least every three years. Our stockholders expressed a preference for an annual advisory vote at our annual meeting in 2011. In accordance with this preference, we are providing our stockholders the opportunity to cast an advisory vote to approve the 2014 compensation of our NEOs as described in this Proxy Statement.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis” (the “CD&A”) below, our executive compensation programs are designed to align the interests of our executive officers with the interests of our stockholders. Under these programs, our executive officers are rewarded for the achievement of specific annual, long-term corporate and strategic goals and the increase in stockholder value. Please read the CD&A beginning on page 32 for additional details about our executive compensation programs and the specific compensation of our NEOs.

The compensation committee continually reviews the compensation programs for the executive officers to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with stockholders’ interests and current market practices. A significant part of our executive compensation is performance-based, linking pay to the Company’s operating results. Performance-based compensation made up a substantial portion of our CEO’s 2014 total compensation. The Company provides a significant part of executive compensation in long-term incentives (“LTI”) in the form of performance-based restricted stock units (“PSUs”), which are not earned unless performance targets are met or exceeded. We have used total shareholder return or “TSR” as the performance measure for PSUs awarded to date.

We are requesting your approval of the 2014 executive compensation for the NEOs as described in this Proxy Statement, including the CD&A and the compensation tables and the related disclosures. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs.

This Say on Pay vote is advisory, and therefore is not binding on the Company, the Board or the compensation committee. The final decision on the compensation and benefits of our executive officers remains with the Board and the compensation committee. However, the Board and the compensation committee value your opinion as a stockholder, and, to the extent there is any significant vote against the 2014 compensation of our NEOs, the Board and the committee will consider the stockholders’ concerns, and the committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote “FOR” the approval of the 2014 compensation of our NEOs as described in this Proxy Statement.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	31

Executive Compensation

Compensation Committee Report

The compensation committee determines the objectives for Comstock’s executive compensation and benefit programs and discharges the responsibilities relating to the compensation of Comstock’s executive officers. The specific duties of the compensation committee are set forth in its charter, which was adopted by the Board. The compensation committee has reviewed and discussed with management the CD&A contained on pages 32 through 45 of this Proxy Statement and, based upon this review and discussion, the committee recommended to the Board, and the Board approved, that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the compensation committee of the Board.

David K. Lockett, Chairman

Cecil E. Martin

Jim L. Turner

Compensation Discussion and Analysis

Comstock’s executive compensation programs are intended to align pay outcomes with performance achievements, grow stockholder value, attract and retain executive talent and support the Company’s business strategy. Over the last several years, our executive compensation programs and processes have undergone significant change to better accomplish these stated intentions.

In recent years we made extensive changes to our executive compensation programs and philosophy in order to better align pay with Company performance, stockholder expectations and prevailing market practices. During 2013 and 2014 our compensation committee also conducted an extensive outreach to seek feedback from our stockholders to align our compensation program with their expectations. Highlights of the actions the Company has taken in response to stockholder feedback include:

•	Revised peer group to include companies that are more appropriately sized;

•	Adopted a pay philosophy that targets the median of the Company’s peer group;

•	Aligned our Chief Executive Officer’s annual and LTI opportunities to compensation paid by our peer group;

•	Based 100% of our executives’ annual bonuses on achievement of pre-established performance goals; and

•	Based a substantial percentage of our executives’ LTI awards on achievement of TSR by use of performance-based restricted stock units.

93% of the shares voted at last year’s annual meeting approved our 2013 executive compensation by supporting our “Say on Pay” proposal.

32	COMSTOCK RESOURCES, INC. - 2014 Proxy Statement

EXECUTIVE COMPENSATION

Key Compensation Program Features

•

Aligns pay and performance, using an annual incentive bonus plan that is based entirely on achieving financial performance goals and by providing 50%-75% of LTI equity awards in PSUs based on relative TSR versus our peer group

•

Market competitive, by benchmarking compensation against a revised peer group of appropriately sized oil and gas exploration and production companies and by implementing pay changes that directly reflect the practices of this peer group

•

Incorporates stockholder interests, by aligning pay with stockholder value creation, holding discussions with large stockholders to obtain their feedback on our compensation programs and implementing many of their suggestions

•

Employs best practices in corporate governance, including adopting stock ownership guidelines, clawback and anti-hedging policies and eliminating excise and other tax gross ups in our compensation plans

•	Governed by independent directors that are advised by independent consultants

Company Performance

In 2014 we accomplished many of our goals which were centered around building up our oil operations. Major goals we had for 2014 included growth of our oil production and reserves and improvement of our cash flow per share. Our annual incentive bonus plan for 2014 contained three performance metrics which were established to measure how we performed against these goals. Our successful drilling program in the Eagle Ford shale in South Texas provided strong growth in oil production (86% in 2014) and added 5.4 million barrels to our oil reserves. This increase in oil production resulted in improved oil and gas revenues, which increased by 32% over 2013, and cash flows from operations which increased by 57% over 2013. We also acquired interests in approximately 42,000 net acres which are prospective for oil in the East Texas extension of the Eagle Ford shale and in the Tuscaloosa Marine shale. Our improved cash flows allowed us to pay cash dividends throughout 2014. Nonetheless, our total shareholder return in 2014 was negative due to the significant decline in our stock price late in the year as the markets reacted to the dramatic decline in crude oil prices which began in late 2014 and which has continued into 2015. We are adjusting our business plan to this low price environment, primarily by focusing our 2015 capital program on natural gas focused projects where returns are expected to be enhanced by new well completion technology.

Compensation Program Objectives

Our compensation committee has responsibility for establishing and administering the compensation objectives, policies and plans for our executive officers. The compensation program and the executive officers’ compensation are determined by the compensation committee. The committee bases its decisions concerning specific compensation elements and total compensation paid or awarded to our executive officers on several different objectives, which include:

•	Providing compensation that is competitive with the compensation of companies that have operations similar to us and are in similar markets for executive talent;

•	Encouraging focus on both short-term and long-term performance, promoting stockholder value through strategic business decisions and the achievement of performance objectives;

•	Providing performance-based incentive compensation intended to vary with company and individual performance, while appropriately moderating the impact of the cyclical nature of our business; and

•

Facilitating ownership of our common stock by our executive officers through equity-based incentives so that management’s interests are closely aligned with those of stockholders in terms of both risk and reward.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	33

EXECUTIVE COMPENSATION

Our executive team, led by M. Jay Allison, our CEO, and Roland O. Burns, our President and Chief Financial Officer, is highly regarded in the industry. The long tenure of Messrs. Allison and Burns leading our company is a key factor in driving stockholder value. The committee believes it is critical to continually invest in retaining this leadership team, and reward them for performance. Their experience is particularly critical at this time as we continue to strategically position the Company to be more balanced between oil and natural gas production and reserves. The executive team’s compensation will reflect our performance when measured against these objectives.

Our compensation committee held seven meetings during 2014 and it has met twice during the first quarter of 2015. In December 2014, the committee approved base salaries for 2015. In February 2015, the achievement of performance-based annual incentives for 2014 was reviewed and approved and LTI awards were approved.

Compensation Components

The purpose and key features of each component of our executive compensation program are summarized below:

Component	Objective	Key Features
Base salary	Reflects each executive’s level of responsibility, leadership, tenure, and contribution to the achievement of the Company’s business objectives and is designed to be competitive with our peer group	Fixed compensation that is reviewed annually and adjusted as appropriate.

Annual incentive award	Measures and rewards achievement of short-term performance goals that apply to the annual business plan

Performance-based cash incentives made up 100% of our named executive officers’ 2014 annual incentive awards and were based on the achievement of pre-established performance goals. The performance goals are established and target awards are approved during March for each year. A target award is established, as well as threshold performance and maximum performance award levels.

Performance-based restricted stock unit awards (PSUs)	Aligns the long-term interests of our executive officers with our stockholders by determining the number of shares earned for each performance period by our TSR in comparison to the peer group

Performance-based LTI awards represent 75% of our CEO’s and President’s LTI awards and 50% of our other executive officers’ LTI awards. The ultimate number of units earned is based on the achievement of our TSR relative to the peer group. PSU awards made for 2014 require that overall TSR must be positive for any award to be earned.

Restricted stock awards

Motivates our executive officers to achieve our business objectives by tying incentives to the performance of our common stock over the long term; motivates our executive officers to remain with the Company by mitigating swings in incentive values during periods of high commodity price volatility

Restricted stock awards which vest over three years under which the ultimate value realized varies with our common stock price. Restricted stock awards represent 25% of our CEO and President’s LTI, and 50% of our other executive officers’ LTI awards.

Executive Life Insurance Program	Provides life insurance protection and retirement savings for our executive officers	The Company’s contributions each year equal 5% of each executive’s salary and prior year’s bonus, used to purchase life insurance coverage.

34	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

Component	Objective	Key Features

Employment Agreements	Provide industry appropriate post-termination compensation in certain circumstances to our CEO and President

Employment agreements were amended in 2014 to align with market practice and reflect current governance standards. Severance benefits related to a change in control now require that the executive’s employment has been involuntarily or constructively terminated (“double trigger”). There are no golden parachute excise tax or other tax “gross-ups.”

Other Benefits	401(k) Plan participation and employee welfare plan programs designed to be competitive in recruiting and retaining employees	Our executive officers participate in the retirement and welfare plan programs on the same terms as all other employees.

The compensation committee has not established formal policies or guidelines with respect to the mix of base salary, annual cash bonus and stock-based awards to be paid or awarded to the executive officers. In general, the compensation committee believes that a greater percentage of the compensation for our executives should be stock-based awards and should be based on individual and overall corporate performance to align the interests of our executives with our stockholders.

Roles and Responsibilities

In 2014, the compensation committee and the Board made all compensation decisions for the Company’s executive officers including the CEO. The committee retained Meridian Compensation Partners, LLC (“Meridian”) to review our compensation program including peer benchmarking analysis to assess the competitiveness of our compensation levels, design, practices and processes. Meridian is an independent compensation consulting firm and does not provide any other services outside of matters pertaining to executive and director compensation and related corporate governance matters. Meridian reports directly to the compensation committee, which is the sole party responsible for determining the scope of services performed, the directions given regarding the performance of those services, and the approval of the payment of invoices for those services.

The compensation committee has the sole authority to retain or terminate its compensation consultant. The compensation consultant’s role with the Company is limited to executive compensation matters and no such services are performed unless at the direction of and with the approval of the committee. In connection with its engagement of Meridian, the committee considered various factors bearing on their independence, including the amount of fees paid by the Company in 2014 and the percentage of total revenues they represented; their policies and procedures for preventing conflicts of interest and compliance therewith; any personal and business relationship of any of their personnel with any of our compensation committee members or executive officers; and their policies prohibiting stock ownership by their personnel engaged in any Company matter and the compliance therewith. After reviewing these factors, the compensation committee determined that Meridian is independent and that their engagement did not present any conflict of interest.

Determining Market Compensation

Peer Group

Meridian assisted our compensation committee by making recommendations regarding market compensation. This included recommending an appropriate peer group against which to benchmark our executives’ compensation. Selection of the companies within the peer group was based not only upon the total revenue and market capitalization of companies within the exploration and production industry, but also the core areas in which the companies compete and the complexity of their operations.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	35

EXECUTIVE COMPENSATION

For 2014, the peer group companies selected by the compensation committee were:

Approach Resources Inc.	Kodiak Oil & Gas Corp.*	Rosetta Resources Inc.
Bill Barrett Corporation	Laredo Petroleum, Inc.	SM Energy Company
Carrizo Oil & Gas, Inc.	Oasis Petroleum Inc.	Stone Energy Corporation
Cimarex Energy Co.	PDC Energy, Inc.	Swift Energy Company
Forest Oil Corporation*	Quicksilver Resources Inc.*	Ultra Petroleum Corp.
*	Removed from Peer Group for 2015.

The composition of our peer group is reviewed each year and may change based on business combinations, asset acquisitions and/or sales, and other types of transactions that cause peer companies to no longer exist or no longer be comparable. During 2014 and 2015, the stock of Forest Oil Corporation, Kodiak Oil & Gas Corp. and Quicksilver Resources, Inc. ceased trading on public markets. Accordingly, these companies were removed from our peer group for 2015.

Benchmarking Compensation

On an annual basis, the compensation of our executives and all our employees are benchmarked against our peer group and reviewed for market competitiveness. Meridian compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents. Peer benchmarking is only one of many considerations used to determine market compensation. Meridian also provided the compensation committee with compensation data from the 2014 North America Oil and Gas Exploration & Production Compensation Survey, administered by Meridian (data effective as of June 1, 2014).

Determination of Base Salaries

Base salaries for executive officers are based on each individual’s responsibilities, experience and performance, taking into account among other things, the individual’s initiative, contributions to our overall performance, managerial ability and handling of special projects. These same factors are applied to establish base salaries for other key management employees. Base salaries for executive officers generally are reviewed annually for possible adjustment. The compensation committee determines the base salary of our executive officers including the CEO.

In December 2013, our compensation committee reviewed base salaries for the CEO and the President for 2014 and determined that it would hold their base salaries flat in 2014 based on benchmarking data.

The compensation committee made the following adjustments to the annual salaries for the other NEOs for 2014:

Name	2013 Salary	2014 Salary	Percent Increase From 2013 to 2014
Chief Operating Officer	$350,000	$375,000	7.1%
General Counsel	$336,500	$346,000	2.8%
Vice President of Accounting	$227,750	$250,000	9.8%

Determination of Annual Incentives

Annual cash bonuses are provided to promote achievement of our business objectives of increasing stockholder value by growing production and reserves on a profitable basis. All of our full-time employees participate in an annual bonus plan. In 2012, the compensation committee adopted the performance bonus plan, the 2012 Incentive Compensation Plan (the “Annual Incentive Plan”), for the CEO and President. Beginning in 2014, all of our executive officers are included in the Annual Incentive Plan. Annual bonus awards are paid from a performance-based bonus pool that will allow for full tax deductibility of the bonuses paid under Section 162(m) of the Internal Revenue Code.

36	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

The compensation committee set the funding for the 2014 performance-based bonus pool at 3% of the Company’s EBITDAX (earnings before interest, tax, depreciation, amortization and exploration expense), a measure of profitability that is commonly used within the oil and gas exploration and production industry. Individual bonus awards were determined through the Annual Incentive Plan based on the achievement of financial, strategic and operational objectives. In March 2014, the compensation committee approved target bonus opportunities for the executive officers, expressed as a percentage of their annual base salary. The bonus targets were determined based on the results of Meridian’s competitive benchmarking analysis, and are reviewed annually.

The 2014 threshold, target, and maximum bonus opportunities for our NEOs that were established by the compensation committee were as follows:

Position	Threshold	Target	Maximum
	(Percentage of Annual Base Salary)
CEO	50%	100%	200%
President	45%	90%	180%
Chief Operating Officer	40%	80%	160%
General Counsel	30%	60%	120%
Vice President of Accounting	30%	60%	120%

The executives had the opportunity to earn bonus awards within a range of 0% to a maximum of 200% of their target bonus opportunity, based on the Company’s performance relative to pre-determined bonus components and goal levels. For 2014, the bonus components and goal levels were as follows:

	Weighting	Threshold	Target	Maximum
Oil Production Growth	30%	70% over 2013	85% over 2013	100% over 2013
Cash Flow Per Share Growth	30%	60% over 2013	75% over 2013	90% over 2013
Oil Reserve Replacement %	15%	100%	150%	200%
Other Key Objectives*	25%

*

Other key objectives included annual TSR achievement; increase in the inventory of oil drilling locations; maintaining low producing costs per Mcfe relative to the peer group; maintaining target leverage ratio; development of leadership in the executive management team; and execution of the 2014 strategic plan.

Each bonus component was weighted and 50% of the weighted portion of target bonus could have been earned for achievement of the threshold goal level; 100% could have been earned for achievement of the target goal level; and 200% could have been earned for achievement of the maximum goal level. For performance between the threshold, target and maximum goal levels, weighted bonus contributions were determined using straight-line interpolation. If performance for a bonus component was below the threshold goal level, no bonus was earned for that bonus component.

The Company’s achievement of the defined performance goals in 2014 was as follows:

	Achievement	% of Target
Oil Production Growth	86%	107%
Cash Flow Per Share Growth	58%	Below Threshold
Oil Reserve Replacement %	43%	Below Threshold
Other Key Objectives	Exceeded Target	125%

Based on the relative weight of each goal, the Annual Incentive Plan provided a payout of 63% of target award for the Company’s executive officers in 2014.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	37

EXECUTIVE COMPENSATION

Long-term Incentive Awards

Our executives are eligible to receive long-term incentive awards under our stockholder approved 2009 Plan, which allows the compensation committee to select from among a variety of award vehicles to make individual awards. The committee believes long-term incentive awards align the interests of the executives with the interests of our stockholders, provide competitive total compensation opportunities and support the attraction and retention of key talent.

Historically, long-term incentive awards to our NEOs consisted entirely of grants of restricted stock made in December of each year. In December 2012, we commenced annual grants of a combination of PSUs and restricted stock. This change was made to better align with market practices within our industry and further align our executives’ pay with stockholders.

One-third of the PSUs granted could be earned based on the Company’s TSR performance relative to a peer group in each of one-, two- and three-year performance periods. The use of three performance periods allows us to properly manage the shares available for such awards under the 2009 Plan. The restricted stock awards, which represented the remaining long-term incentive grant value, vest over three years.

During February 2014, the compensation committee approved LTI awards to the executives which consisted of a combination of PSUs and restricted stock representing 75% and 25% of the total long-term incentive grant values, respectively, for our top two executives. Awards to our other NEOs consisted of an equal mix of PSUs and restricted stock. In making decisions concerning these awards, the committee considered competitive benchmarking data, the performance of the Company, individual performance, and other factors the committee deemed relevant. The following table reflects the LTI awards made in February 2014 to our NEOs:

	PSU Awards	Restricted Stock Awards
	(Units)	(Shares)
CEO	93,120	31,040
President	54,320	18,107
Chief Operating Officer	15,520	15,520
General Counsel	5,691	5,691
Vice President of Accounting	5,303	5,303

To determine the PSUs earned, the committee certifies our TSR relative percentile. The number of shares that may be earned ranges from 0% to 200% of the target PSUs granted. If our relative TSR performance is less than 20%, none of the PSUs are earned. If our relative TSR performance is 53%, 100% of the target PSUs are earned. If our relative TSR performance is at least 93%, 200% of the target PSUs are earned. Earned PSUs are interpolated between threshold, target and maximum performance. The executive’s earned PSUs, as certified annually, are delivered to him in the form of shares of restricted stock, which vest only if the executive remains employed following the end of the three-year performance period. The restricted shares vest over three years, one-third per year from the date of grant.

The Company’s TSR performance in 2014 resulted in one-third of the PSU grants awarded in 2012 and 2014 being forfeited by the Company’s executive officers. The remaining 2012 PSUs could be earned based on the Company’s relative TSR performance against its 2013 peer group for the final performance period of January 1, 2013 through December 31, 2015. The remaining 2014 PSUs could be earned based on the Company’s relative TSU performance against its 2014 peer group for the remaining two performance periods of January 1, 2014 through December 31, 2015 and January 1, 2014 through December 31, 2016.

38	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

Executive Life Insurance Plan

We have an executive life insurance plan for our executive officers. The purpose of this plan is to provide additional life insurance protection to our executive officers and savings for their retirement. Under this plan, we contribute five percent of each participant’s annual cash compensation to purchase a variable universal life insurance policy. Each participant directs the investment of the policy’s cash values among a selection of mutual funds offered by the carrier. During employment, the participants may designate a beneficiary to receive payment of the death benefit (reduced by the amount of the premiums paid by us, which are repaid to us), but have no other rights of ownership in the policy. Upon a participant’s termination of employment, the policy will be transferred to the participant. Contributions to this plan totaled $339,500 in 2014.

Other Benefits

Our executive officers receive medical, group life insurance and other benefits including matching contributions under our 401(k) plan that are available generally to all of our salaried employees over 21 years of age. We have no defined benefit retirement plans for any of our employees.

Other Matters Affecting Our Executive Compensation

Limitation on Income Tax Deduction for Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate income tax deduction for compensation paid to each executive officer, other than the Chief Financial Officer, shown in the summary compensation table to $1 million, unless the compensation is “performance-based compensation” and qualifies under certain other exceptions. Our policy is primarily to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance stockholder value. The committee also attempts to structure compensation programs that are tax-advantageous to us to the extent the programs are consistent with our compensation philosophy. Awards of time-vested restricted stock and certain forms of cash compensation do not qualify under Section 162(m). Awards under our Annual Incentive Plan and awards of PSUs are intended to qualify as “performance-based compensation.”

Risk and Our Employee Compensation Program

The compensation committee reviewed the possible relationship between risk and our incentive compensation program for all employees. The compensation committee believes that there are no compensation incentives which encourage excessive risk and are reasonably likely to have a material adverse effect on the Company. The design of our incentive compensation program, which seeks to eliminate any excessive risks, includes (1) basing cash bonuses on the achievement of our business objectives of increasing stockholder value by growing production and reserves on a profitable basis, (2) the vesting of restricted stock awards annually over three years, (3) the use of equity as a significant portion of incentive compensation, and (4) stock ownership and retention requirements for our officers.

Clawback Provisions

Our CEO and President and Chief Financial Officer are currently subject to the forfeiture of bonuses and profits stipulated by Section 304 of the Sarbanes Oxley Act of 2002. In addition, the compensation committee adopted a recoupment policy during 2012 which would allow us to recoup excess incentive compensation from current or former executives at the vice president level or above who received incentive-based compensation during the three year period preceding the date on which we are required to prepare a financial restatement. This policy applies to incentive compensation granted on or after December 1, 2012. Our compensation committee will adopt provisions consistent with the requirements of the Dodd-Frank Act when final regulatory guidance is issued by the SEC.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	39

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table reflects the elements of compensation earned by our named executive officers under our executive compensation programs.

Salary: Values shown represent the base salary earnings of the named executive officers.

Bonus: Values reflect the discretionary cash bonus earned by the named executive officers.

Grant Date Fair Value of Stock Awards: This column represents the grant date fair value of grants of restricted stock and PSUs.

Non-Equity Incentive Plan Compensation: This column represents the cash bonus earned under the Company’s Annual Incentive Plan.

Non-Qualified Deferred Compensation Earnings: This column reflects “above market” earnings on non-qualified deferred compensation plans. This is the difference between (i) actual earnings on the cash surrender values of universal life insurance policies owned by us insuring each executive under our Executive Life Insurance Plan, and (ii) market interest rates, as determined pursuant to the SEC’s rules.

All Other Compensation: This column represents the value of the additional benefits provided by us that include the employer match under our 401(k) plan, life insurance premiums paid by us for the benefit of certain executive officers, and the value of insurance provided by the Company.

Name and Principal Position	Year	Salary		Bonus		Grant Date Fair Value of Stock Awards(1)		Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation (2)(3)	Total
M. Jay Allison Chief Executive Officer	2014 2013 2012	$ $ $	802,000 802,000 775,000	$	— — 1,210,938	$ $	2,444,401 — 4,026,762	$ 505,260 $1,100,000 $ 297,891	$ 78,490 $303,579 $127,997	$138,817 $136,371 $121,060	$ $ $	3,968,968 2,341,950 6,559,648
Roland O. Burns President and Chief Financial Officer	2014 2013 2012	$ $ $	543,500 543,500 525,000	$	— — 525,000	$ $	1,425,908 — 1,907,843	$ 308,165 $ 617,778 $ 161,438	$ 19,571 $218,993 $ 72,593	$ 49,193 $ 48,513 $ 37,538	$ $ $	2,346,337 1,428,784 3,229,412
Mark A. Williams Former Chief Operating Officer(4)	2014 2013 2012	$ $ $	375,000 350,000 325,000	$ $	— 440,000 400,000	$ $	607,401 — 701,437	$ 189,000 — —	$ 5,076 $ 8,076 $ 1,131	$ 20,080 $ 19,234 $ 10,587	$ $ $	1,196,557 817,310 1,438,155
D. Dale Gillette Vice President of Land and General Counsel	2014 2013 2012	$ $ $	346,000 336,500 325,000	$ $	— 295,000 266,000	$ $	222,727 — 241,573	$ 130,788 — —	$ 9,644 $ 39,398 $ 10,429	$ 21,353 $ 20,468 $ 12,093	$ $ $	730,512 691,366 855,095
Daniel K. Presley Vice President of Accounting, Controller and Treasurer	2014 2013 2012	$ $ $	250,000 227,750 220,000	$ $	— 225,000 200,000	$ $	207,542 — 109,994	$ 94,500 — —	$ 8,782 $ 58,874 $ 13,502	$ 16,480 $ 16,116 $ 8,220	$ $ $	577,304 527,740 551,716
(1)	The amounts in this column represent the aggregate grant date fair value of restricted stock grants and grants of PSUs.

(2)	The value of all perquisites provided to each executive officer by us did not exceed $10,000 for 2012, 2013 and 2014 and therefore no perquisites are included in this table.

(3)

Amounts in this column include life insurance premiums paid by us of $95,100 for Mr. Allison and $58,064 for Mr. Burns in 2014, $101,031 for Mr. Allison and $31,460 for Mr. Burns in 2013 and $95,459 for Mr. Allison and $28,553 for Mr. Burns in 2012.

(4)	Mr. Williams resigned from the Company effective February 28, 2015.

40	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in Fiscal Year 2014

In February 2014, the compensation committee made the following awards under the Annual Incentive Plan to the NEOs:

Name and Principal Position	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold	Target	Maximum
M. Jay Allison Chief Executive Officer	$401,000	$802,000	$1,604,000
Roland O. Burns President and Chief Financial Officer	$244,575	$489,150	$ 978,300
Mark A. Williams Former Chief Operating Officer(1)	$150,000	$300,000	$ 600,000
D. Dale Gillette Vice President of Legal and General Counsel	$103,800	$207,600	$ 415,200
Daniel K. Presley Vice President of Accounting, Controller and Treasurer	$ 75,000	$150,000	$ 300,000
(1)	Mr. Williams resigned from the Company effective February 28, 2015.

The threshold, target and maximum amounts represent the potential amount payable under the Annual Incentive Plan based upon achievement of the performance goals established for 2014.

In February 2014, the compensation committee also made the following equity-based awards under the 2009 Plan to the NEOs:

	Stock Awards
		Estimated Future Payouts Under Equity Incentive Plan Awards (Units)			Restricted Stock (Shares)
Name and Principal Position	Grant Date	Threshold(1)	Target(1)	Maximum(1)	Number of shares of Stock(2)	Grant Date Fair Value of Stock Awards(3)
M. Jay Allison Chief Executive Officer	February 20, 2014	46,560	93,120	186,240	31,040	$2,444,401
Roland O. Burns President and Chief Financial Officer	February 20, 2014	27,160	54,320	108,640	18,107	$1,425,908
Mark A. Williams Former Chief Operating Officer(4)	February 20, 2014	7,760	15,520	31,040	15,520	$ 607,401
D. Dale Gillette Vice President of Legal and General Counsel	February 20, 2014	2,845	5,691	11,380	5,691	$ 222,727
Daniel K. Presley Vice President of Accounting, Controller and Treasurer	February 20, 2014	2,651	5,303	10,604	5,303	$ 207,542
(1)

This amount represents PSUs granted under our 2009 Plan. PSUs represent the right to receive, upon settlement of the PSUs after the completion of a vesting period, a number of shares of our common stock that may be from zero to two times the number of PSUs granted on the award date, depending on the extent to which our performance criteria have been achieved and the extent to which the PSUs have vested. The performance criteria for the PSUs are based on the relative ranking of our TSR for the performance period and the TSR of certain peer companies for the performance period. The PSUs vest one third annually over three performance periods, one year ending December 31, 2014, two years ending December 31, 2015 and three years ending December 31, 2016.

(2)	The restricted stock grants vest one third on each of February 20, 2015, 2016 and 2017.

(3)

The grant date fair value of restricted stock awards was based upon the closing price for the company’s stock on February 20, 2014 of $19.33 per share. The grant date fair value of PSUs was determined to be $19.81 per unit. The grant date fair value of PSUs was computed based on the target award levels. Total PSU awards in 2014 were 188,958 units with a target value of $3,742,635.

(4)	Mr. Williams resigned from the Company effective February 28, 2015.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	41

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of outstanding equity awards held by our named executives at December 31, 2014.

	Stock Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options – Exercisable(#)		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(#)		Market Value of Shares of Stock That Have Not Vested(1)	Number of Equity Incentive Awards That Have Not Vested(#)(2)		Market Value of Equity Incentive Awards That Have Not Vested(3)
M. Jay Allison Chief Executive Officer	—		—	—	217,360 244,361 10,347	(5) (6) (7)	$1,480,221 $1,664,098 $ 70,463	80,951 80,953 32,326	(5) (6) (7)	— $551,290 $220,140
Roland O. Burns President and Chief Financial Officer	—		—	—	91,476 102,478 6,036	(5) (6) (7)	$ 622,951 $ 697,875 $ 41,105	43,533 43,534 18,856	(5) (6) (7)	— $296,467 $128,409
Mark A. Williams Former Chief Operating Officer(4)	11,000	(4)	$32.50	Dec. 1, 2015	32,359 32,859 5,174	(5) (4) (4)	$ 220,365 $ 223,770 $ 35,235	11,441 11,442 5,387	(5) (4) (4)	— $ 77,920 $ 36,685
D. Dale Gillette Vice President of Land and General Counsel	—		—	—	13,587 15,387 1,897	(5) (6) (7)	$ 92,528 $ 104,786 $ 12,919	4,266 4,267 1,974	(5) (6) (7)	— $ 29,058 $ 13,443
Daniel K. Presley Vice President of Accounting, Controller and Treasurer	—		—	—	12,382 13,984 1,768	(5) (6) (7)	$ 84,321 $ 95,231 $ 12,040	3,899 3,899 1,839	(5) (6) (7)	— $ 26,552 $ 12,524
(1)	Market value was based on the closing price for our common stock on the last trading day of 2014 of $6.81 per share.

(2)	This column represents the number of outstanding PSUs. The number of PSUs for unvested grants reflect the target award levels.

(3)

This column represents the payout value for the PSUs which were forfeited in 2015 and the projected pay out values of unearned PSUs. The projected payout values are determined by multiplying the target number of shares by $6.81, the closing price of our common stock on the last business day of 2014. The actual payout will depend upon our actual performance compared to our peer group’s performance at the end of each performance period and the date on which the payouts occur.

(4)

Mr. Williams resigned from the Company effective February 27, 2015. Upon his resignation, Mr. Williams forfeited 38,033 shares of unvested restricted stock, 16,829 unvested PSUs and 11,000 stock options.

(5)	Vested in 2015. PSUs that were to vest in 2015 were forfeited.

(6)	Vest in 2016.

(7)	Vest in 2017.

42	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

There were no stock options exercised during 2014. The following table sets forth certain information with respect to the value of restricted shares and performance share units which vested during the year ended December 31, 2014.

	Restricted Stock		Performance Share Units
Name and Principal Position	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting
M. Jay Allison Chief Executive Officer	247,013	$4,517,868	46,691	$774,604
Roland O. Burns President and Chief Financial Officer	100,441	$1,837,066	23,695	$393,100
Mark A. Williams Former Chief Operating Officer	28,185	$515,504	5,813	$ 96,438
D. Dale Gillette Vice President of Land and General Counsel	13,690	$250,390	2,200	$ 36,498
Daniel K. Presley Vice President of Accounting, Controller and Treasurer	12,415	$227,070	1,975	$ 32,765

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to the non-qualified deferred compensation of the named executives in 2014. Under our Executive Life Insurance Plan, we contribute annually five percent of each executive’s annual cash compensation to purchase a variable universal life insurance policy on his life. During employment, he may designate a beneficiary to receive payment of the death benefit (reduced by the amount of the premiums paid by us, which are repaid to us), but has no other rights of ownership in the policy. Upon his having attained four years of service and electing retirement, or upon a change in control, the policy is transferred to him. No withdrawals or distributions were made during 2014.

Name and Principal Position	Company Contributions(1)	Aggregate Earnings(2)	Aggregate Balance at End of Year
M. Jay Allison Chief Executive Officer	$95,100	$150,279	$2,413,906
Roland O. Burns President and Chief Financial Officer	$58,064	$ 55,043	$1,195,340
Mark A. Williams Former Chief Operating Officer	$40,750	$ 6,933	$ 94,301
D. Dale Gillette Vice President of Land and General Counsel	$32,050	$ 16,077	$ 233,795
Daniel K. Presley Vice President of Accounting, Controller and Treasurer	$23,750	$ 18,054	$ 322,328
(1)	Company contributions have not been included in the Summary Compensation Table for this or any prior years.

(2)	Above market portion of the aggregate earnings has been included in the Summary Compensation Table in each year.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	43

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

Employment Agreements

We have employment agreements with our CEO and President. The employment agreements provide that our CEO and President will maintain the confidentiality of our confidential and proprietary information for as long as the information is not publicly disclosed. These agreements include separate provisions wherein our CEO and President will receive certain prescribed benefits based upon changes in their employment status or in the event of a change in control. The compensation committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these executive officers. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. The compensation committee believes that providing change in control benefits to senior executives allows them to evaluate objectively whether a potential change in control transaction is in the best interest of our stockholders, without having to be concerned regarding their future employment. It allows them to focus on the negotiations during such a transaction when we would require thoughtful leadership to ensure a successful outcome.

A “change in control” is defined to include a variety of events, including significant changes in stock ownership, changes in our Board, certain mergers and consolidations, and the sale or disposition of all or substantially all of our consolidated assets.

In February 2015, we entered into an employment contract with our new Chief Operating Officer, Mack D. Good, with terms similar to those of our existing agreements with our CEO and President.

Potential Payments Upon Termination

Under the employment agreements, we are required to provide compensation to these officers in the event we terminate the executive’s employment without cause or the executive terminates his employment with good reason, including assignment of duties inconsistent with his position or requiring him to be based at any other location. If the executive dies, the agreements provide for payment of six months of annualized total compensation (current base salary and target bonus) to the executive’s estate. The agreements provide for the payment of severance benefits if the executive’s employment is terminated by us without cause or by the executive for good reason (other than within twelve months following a change in control) in an amount equal to 150% of the sum of his then current salary and most recent bonus, plus a payment equal to the cost of continued medical benefits for eighteen months. If there is a change in control and, within twelve months thereafter, the executive terminates his employment for good reason or if the executive’s employment is terminated by us without cause, the severance benefit payable to the executive is 299% of the sum of his base salary and highest annual bonus plus a payment equal to the cost of continued medical benefits for eighteen months.

The following tables quantify compensation that would become payable under the employment agreements and other arrangements if the NEO’s employment had terminated on December 31, 2014, based on, where applicable, our closing stock price on that date. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different. Under the 2009 Plan, unvested equity awards will vest for all employees in the event of a change in control or in the event of death or disability. This is reflected in the table “Termination Following a Change in Control” in the “Value of Unvested Stock Awards.” Under our Executive Life Insurance Plan, the NEOs are entitled to receive a distribution of the life insurance policies insuring their lives in the event of termination of employment. This is reflected in the table below in the “Present Value of Deferred Compensation Benefits.”

44	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

Involuntary Termination Without Cause or Termination With Good Reason

Name and Principal Position	Salary(1)	Bonus(2)	Present Value of Deferred Compensation Benefits	Continuation of Health Benefits(3)
M. Jay Allison Chief Executive Officer	$1,203,000	$757,890	$2,413,906	$55,967
Roland O. Burns President and Chief Financial Officer	$815,250	$462,248	$1,195,340	$55,967
D. Dale Gillette Vice President of Land and General Counsel	—	—	$ 233,795	—
Daniel K. Presley Vice President of Accounting, Controller and Treasurer	—	—	$ 322,328	—
(1)	Amount equal to 150% of annual base salary.

(2)	Amount equal to 150% of annual bonus.

(3)	Amount equal to the cost of continued medical and dental coverage for 18 months.

Termination Following a Change in Control

Name and Principal Position	Salary(1)	Bonus(2)	Present Value of Deferred Compensation Benefits	Continuation of Health Benefits(3)	Value of Unvested Stock Awards(4)
M. Jay Allison Chief Executive Officer	$2,397,980	$11,960,000	$2,413,906	$55,967	$6,522,481
Roland O. Burns President and Chief Financial Officer	$1,625,065	$3,976,700	$1,195,340	$55,967	$5,055,920
D. Dale Gillette Vice President of Land and General Counsel	—	—	$ 233,795	—	$ 635,130
Daniel K. Presley Vice President of Accounting, Controller and Treasurer	—	—	$ 322,328	—	$ 322,848
(1)	Amount equal to 299% of annual base salary.

(2)	Amount equal to 299% of highest bonus paid during the employee’s tenure with the Company.

(3)	Amount equal to the cost of continued medical and dental coverage for 18 months.

(4)	The value of the stock awards is based on our December 31, 2014 closing stock price of $6.81 per share; PSU awards vesting in 2016 and 2017 are assumed to achieve maximum award performance.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	45

PROPOSALS 5 – 6    STOCKHOLDER PROPOSALS

Proposal 5 to ask the Board to adopt a policy that limits the acceleration of vesting on equity awards granted to named executive officers in the event of a change in control.

Marco Consulting Group Trust has presented the following resolution for consideration by the stockholders. In accordance with SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us. The Company is not responsible for the contents of this proposal or the supporting statement and recommends that you vote AGAINST the following proposal for the reasons set forth in the Company’s opposition statement following the proposal.

RESOLVED: The shareholders ask the board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any named executive officer, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2014 annual meeting.

Supporting Statement

Comstock Resources (“Company”) allows executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a termination in employment and change in control as of Dec. 31, 2013 could have accelerated the vesting of $30 million worth of long-term equity to the Company’s five named executive officers, including $18.5 million to the Chairman and Chief Executive Officer M. Jay Allison.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

46	COMSTOCK RESOURCES, INC. - 2014 Proxy Statement

PROPOSALS 5 – 6 STOCKHOLDER PROPOSALS

THE BOARD HAS RECOMMENDED A VOTE AGAINST PROPOSAL 5 FOR THE REASONS SET FORTH BELOW.

Comstock’s Statement in Opposition to Proposal 5

Our Board has carefully considered this proposal and believes that approval of the proposed resolution is contrary to the best interests of the Company, its stockholders and its employees. Our compensation committee has designed and implemented an equity compensation program for executive officers with the purpose of providing long-term, performance-based incentives that are designed to align the interests of executives with stockholders and provide a retention incentive. One aspect of this program is providing for the accelerated vesting of outstanding equity awards upon a change in control of the Company. The Board and the compensation committee have adopted compensation policies that are designed to link pay with performance and motivate and appropriately reward employees for their contribution to achieving the Company’s short-term and long-term goals and creating value for our stockholders. The active involvement of our management team is essential to meeting these goals. The Board and the compensation committee believe that it is particularly important for the Company to have a full range of compensation tools, both in the ordinary course of business and during any critical phase of strategic change that the Company might face.

Equity awards to our directors, executives, and other employees are made pursuant to the 2009 Plan. Under the 2009 Plan, which was approved by our stockholders at our annual meeting in 2009 and the performance criteria which was approved by our stockholders at our annual meeting in 2013, the compensation committee retains the discretion to determine whether, and under what circumstances, vesting of equity awards might be accelerated in connection with a change in control or otherwise. The 2009 Plan provides the equity awards will vest in the event of a change of control.

As set forth in more detail below, the Board opposes Proposal 5 for the following four reasons:

•

First, the stockholder proposal would eliminate our Board’s and the compensation committee’s ability to exercise its business judgment to determine whether, and on what conditions, the acceleration of vesting of equity awards is in the best interests of us and our stockholders in a particular change in control transaction. Our Board believes that imposing a restriction as proposed by Marco Consulting Group Trust could adversely affect stockholder value.

•

Second, we believe all of the companies in our peer group, and the majority of public companies generally, do not prohibit the accelerated vesting of equity awards in connection with a change in control. Consequently, the proposal could significantly disadvantage us from a recruiting and retention standpoint for key executives.

•

Third, this stockholder proposal could deny the Company’s executives the opportunity to fully realize their equity incentive awards and participate together with the stockholders in the value created in a change in control transaction.

•	Fourth, the proposal as written disproportionately punishes our employees and is vague in its description of pro rata vesting.

One of the primary obligations of the Board in connection with a change in control transaction is to maximize value for our stockholders. One of the essential purposes of providing employees with equity-based compensation is to align our employees’ interests with the interests of our stockholders. The 2009 Plan permits the accelerated vesting of equity awards in certain situations upon a change in control because we believe that this structure properly aligns our employees, including management, with the interests of our stockholders in the consideration, negotiation, and implementation of a change in control transaction. In particular, the Board believes that:

•

accelerated vesting of equity awards upon a change in control transaction aligns the interests of the stockholders and the employees, which allows the Company’s management team to remain objective and focused on protecting stockholders’ interests and maximizing stockholder value during a potential change in control event;

•

accelerated vesting of outstanding equity awards is an effective way to enable the Company to retain its management team and other key employees during the pendency of a change in control transaction as it helps to remove some of the uncertainty that may arise for the executive, including potential job loss, from such a transaction; and

•

accelerated vesting of equity awards is an effective tool to help management avoid potential conflicts of interest and distractions that may arise, and to provide the Company with stability, continuity and objective input of executives while the Company is going through a change in control.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	47

PROPOSALS 5 – 6 STOCKHOLDER PROPOSALS

Permitting accelerated vesting upon a change in control assures that our employees are not penalized with a potential loss of incentive compensation that could result from a transaction that is outside their control but in the best interest of the stockholders. For example, following a change in control, the Company’s stock may no longer exist and it is possible that management will no longer control the policies and operation of the surviving entity. In such a case, the protection afforded by accelerated vesting would provide management the ability to continue to increase the value of the Company for stockholders up to and following a potential change in control transaction. Moreover, a purchaser may prefer, for accounting, tax or other business reasons, that an acquired company accelerate the vesting of equity awards. The stockholder proposal would eliminate the Company’s ability to do so, which would restrict the ability of the Board to negotiate all of the relevant terms in the context of a change in control transaction.

As described in more detail in the CD&A section of this Proxy Statement, our compensation programs are intended to be competitive with our peer groups and other companies with which we compete for talent. Based on publicly available information, none of the companies in our peer group, nor most public companies generally, restrict the acceleration of vesting of equity awards in connection with a change in control transaction. Therefore, we believe that adoption of the proposal could significantly disadvantage us from a recruiting and retention standpoint for key executives. Retaining key executives while a change in control transaction is pending can be particularly important, since the loss of key executives during such time could adversely affect the timing of, or ability to complete, such a transaction.

The Board believes that the value created by a change in control should be attributed, at least in part, to the efforts and talents of the Company’s executives. In the event of a change in control, stockholders are free to vote for or against the transaction and to benefit from the transaction by selling their shares of stock, tendering shares or receiving other consideration in a merger transaction. The Board believes that accelerating the vesting of an executive’s equity awards upon termination following a change in control is appropriate given the design of the Company’s current executive compensation program because it provides such executives the opportunity to realize the full value of his or her equity awards and participate with the Company’s stockholders in the value created as a result of the change in control transaction. If the stockholder proposal was implemented, we believe our executives may not have the opportunity to realize value from their outstanding incentive equity awards and may actually be disincentivized by a transaction that creates value for stockholders.

The 2009 Plan provides for accelerated vesting of equity awards upon a change in control for all of our equity plan participants, not just our NEOs. The Board believes that the stockholder proposal, which would treat certain executives differently than other plan participants, undermines the objectives stated above for our philosophy and may lead to discord within the Company as the interests of our executives may not be aligned with the interests of mid-level managers and other Company employees. Further, the Board also believes that the proposal is unclear as to how pro rata vesting would be administered and calculated as the proposal does not account for differences in the Company’s time vested awards, such as restricted stock and the Company’s performance based awards.

In light of the above factors, we believe that the current structure of the Company’s executive compensation programs, including providing for the accelerated vesting of executive officer equity awards upon a change in control, is in the best interest of the Company and its stockholders. A similar proposal from this stockholder was rejected by the stockholders at last year’s annual meeting.

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is necessary for this proposal to pass. Brokers do not have discretion to vote on this proposal without instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

48	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

PROPOSALS 5 – 6 STOCKHOLDER PROPOSALS

Proposal 6 to ask the Board to adopt and present for stockholder approval, a “proxy access” bylaw.

The Board of Pensions and Retirement, Philadelphia Public Employees Retirement Systems, has presented the following resolution for consideration for action by the stockholders. In accordance with SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us. The Company is not responsible for the contents of this proposal or the supporting statement and recommends that you vote AGAINST the following proposal for the reasons set forth in the Company’s opposition statement following the proposal.

RESOLVED: Shareholders of Comstock Resources, Inc. (“Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the number of directors then serving. This bylaw, which shall supplement existing rights under the Company’s bylaws, should provide that a Nominator must:

a.	have beneficially owned 3% or more of Comstock Resources’ outstanding common stock continuously for at least three years before the nomination is submitted;

b.

give Comstock Resources written notice within the time period identified in Company bylaws of the information required by the bylaws and any rules of the Securities and Exchange Commission about (i) the nominee, including consent to being named in the proxy materials and to serving as a director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c.

certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with Comstock Resources shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at Comstock Resources.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and any applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement

We believe long-term shareholders should have a meaningful voice in electing directors. We believe shareholders should be able to select their directors from a pool of nominees submitted by the company and qualified shareholders.

We urge shareholders to vote FOR this proposal.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	49

PROPOSALS 5 – 6 STOCKHOLDER PROPOSALS

THE BOARD HAS RECOMMENDED A VOTE AGAINST THIS STOCKHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW.

Comstock’s Statement in Opposition to Proposal 6

The Board recommends that you vote against this proposal because it advances a solution for a problem that does not exist at the Company, ignores the effective voice stockholders already have, and would introduce an unnecessary and potentially expensive and destabilizing dynamic into the Board election process. In the end, proxy access will only interfere with the Board’s ability to serve the long-term interest of all stockholders.

Our Board believes that the need for “proxy access” should be evaluated in the context of the Company’s overall corporate governance practices that provide stockholders with the opportunity to have meaningful input into the director nomination and election process and ensure that our Board has the independence, professional experience, expertise and commitment to effectively oversee management’s performance and act in the best interests of all stockholders. Our Board believes that the Company’s bylaws and Corporate Governance Guidelines, and our Board’s practices, already incorporate many measures that our Board believes afford stockholders input on matters important to them.

Proxy access sets up a procedure that facilitates proxy contests that can be expensive and disruptive, and creates an uneven playing field in which the Company bears substantial expense while the stockholder nominee need expend little resources to promote its candidacy. The Company already bears the expense of filing and distributing proxy materials which would contain the stockholder nominee, and the Board is likely to feel compelled to undertake an additional and expensive campaign to inform stockholders of the reasons the stockholder nominee should not be elected.

In the absence of proxy access, the playing field is leveled, as the stockholder nominee would similarly need to undertake the expense of soliciting proxies on the nominee’s behalf. The desire to avoid this expense has sometimes been cited as a reason for proxy access, but there is no reason why stockholders holding 3% of the outstanding stock of the Company should not, if they have a legitimate interest in sitting on the Board, bear the expense of soliciting proxies. Proxy access allows a stockholder with a special interest to use the proxy process to promote a specific agenda rather than the interests of all stockholders, creating the very real risk of politicizing the Board election process at virtually no cost to the proponent. The nomination of a candidate through the proxy access proposal would convert each such Board election into a contested election in which the proposed director nominee would only need to win on a plurality basis to be elected.

The Board believes that dealing with contested elections would not only be highly distracting to the Board and management, but could also encourage a short-term focus to the management of the business that would not be in the interests of the Company’s stockholders. Given this intersection between proxy access and plurality voting, at little or no cost to itself, a stockholder with an agenda to promote a narrow-based interest need only gain the support of a limited number of stockholders who sympathize with that interest (or with an issue the stockholder sets up as a surrogate for its true underlying interest) to create a potentially destabilizing circumstance for the governance of the Company by nominating a candidate irrespective of whether they expect that candidate to win election to the Board or if such candidate is even qualified to be included on the Board. This is not in the best interests of Comstock’s stockholders as a whole.

Proxy access would bypass the Board’s current process for identifying, screening and selecting directors who meet the Board’s (and regulatory) independence requirements, eligibility requirements and experience profiles. To function optimally, any board should be comprised of directors with the set of complementary skills and experiences needed to provide the appropriate oversight role for their company in light of the company’s strategic priorities and the scope and complexity of the company’s business. Our Board believes that its current director nomination process in which the corporate governance/nominating committee evaluates all nominees, including individuals recommended by stockholders, is the most appropriate process to ensure that only the highest quality director candidates are nominated for election. The corporate governance/nominating committee is in the best position to review and recommend director nominees who have the skills and qualifications to enhance the effectiveness of our Board and who are free from conflicts of interest and will represent the interests of all stockholders and not just those with special interests. As part of its evaluation of each candidate, the Committee takes into account how that candidate’s background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates.

Proxy access bypasses this process by placing directly into nomination candidates who may fail to meet the independence or other qualifications established by the Board or who may fail to contribute to the mix of needed perspectives.

50	COMSTOCK RESOURCES, INC. - 2015 Proxy Statement

PROPOSALS 5 – 6 STOCKHOLDER PROPOSALS

The election of a stockholder nominee, particularly one representing a narrow interest, risks disrupting our Board and preventing the Board from effectively promoting the long-term interests of our stockholders. A director that does not fit into the mix of skills and experience the Board seeks would at best fail to contribute to the work of our Board and would at worst create tensions that disrupt the effective functioning of the Board, particularly if the director advocates for narrow interests that are not shared by all stockholders.

Moreover, directors elected by one stockholder group in one year may face successful opposition from a director nominated by another stockholder group in a subsequent year, setting up ongoing instability on our Board. Our Company’s success in recent years has grown out of its consistent application of a successful strategy for long-term value creation. Disruption of our Board’s functioning could disrupt the ongoing pursuit of this successful strategy, and put stockholder value at risk.

The Board believes that the current measures the Company employs for the evaluation, nomination and election of directors have led to a Board that is responsive to stockholder input and consistently promotes a strategy of long-term value creation. There is no need to adopt a procedure that provides no additional benefit and creates a set of otherwise highly undesirable consequences, including possibly disrupting the Company’s existing, effective corporate governance regimen and possibly resulting in a less effective Board that includes less qualified individuals. A similar proposal from this stockholder was rejected by the stockholders at last year’s annual meeting.

Required Vote and Recommendation of the Board of Directors

The affirmative vote by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is necessary for this proposal to pass. Brokers do not have discretion to vote on this proposal without instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	51

Other Business

The Board does not know of any business that will properly come before the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

Additional Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock to file with the SEC and the NYSE initial reports of ownership of our common stock and other equity securities, and reports of certain transactions in our securities. Such persons are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file. The SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based upon a review of these records and amendments thereto, all of these filing requirements for 2014 were timely met.

Stockholder Proposals and Nominations for the 2016 Annual Meeting

Any stockholder who desires to submit a proposal for presentation at our annual meeting of stockholders in 2016 and wishes to have such proposal included in our proxy materials must submit the proposal to us at our principal executive offices no later than December 5, 2015 unless we notify the stockholder otherwise. Only those proposals that are timely received by our Corporate Secretary and proper for stockholder action (and otherwise proper) will be included in our proxy materials. Such written notice must set forth (i) the name and address of the stockholder who intends to bring business before the meeting; (ii) the specific nature of the business he or she seeks to bring before the meeting; and (iii) a representation that the stockholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

Written request for inclusion of any stockholder proposal should be addressed to: Roland O. Burns, Corporate Secretary, Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034. We recommend that such proposal be sent by certified mail, return receipt requested. Any stockholder who intends to bring business to the annual meeting of stockholders in 2016, but not include the business in our proxy statement, must give written notice to our Corporate Secretary at the address set forth above by February 18, 2016.

There were two stockholder proposals submitted for the Annual Meeting, both of which have been included in this proxy for consideration.

Solicitation of Proxies

The Company has provided proxy materials to banks, brokers, and other financial fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of common stock. In addition, solicitation of proxies may be made by directors, officers or employees of the Company for no additional compensation. The cost of soliciting proxies and related services will be borne by the Company.

Electronic Delivery of Proxy Statement and Annual Report

Stockholders who received printed copies of the proxy materials can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save Comstock the cost of producing and mailing these documents, reduce the amount of mail you receive and help preserve environmental resources.

52	COMSTOCK RESOURCES, INC. - 2014 Proxy Statement

ADDITIONAL INFORMATION

You may sign up for this option by:

•	following the instructions provided on your proxy card; or

•	following the instructions provided when you vote over the Internet.

If you choose to view future proxy statements and annual reports over the Internet and you are a street-name stockholder as of the applicable record date, you will receive an e-mail message next year containing the Internet address to use to access Comstock’s proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions on www.proxyvoting.com. You do not have to re-elect Internet access each year.

Householding of Annual Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below, and we will send a separate copy to each stockholder.

If the shares are registered in the name of the stockholder, the stockholder should contact us at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034, Attn: Investor Relations, telephone number (800) 877-1322 to inform us of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Stockholder List

A list of stockholders of record will be available for examination at the Company’s corporate headquarters during normal business hours for a period of ten days prior to the Annual Meeting.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K

We are mailing our 2014 Annual Report to stockholders who elected to receive a printed copy of this Proxy
Statement. Additional copies of our Annual Report to Stockholders and Annual Report on Form 10-K for the
year ended December 31, 2014, are available without charge from our Investor Relations Department.

Our SEC filings, including our 2014 Annual Report on Form 10-K, are available online, at no charge, at
www.comstockresources.com, Investor Info, SEC filings, or through the Securities and Exchange Commission’s website at www.sec.gov.

Roland O. Burns

Secretary

Frisco, Texas

April 3, 2015

COMSTOCK RESOURCES, INC. - 2015 Proxy Statement	53

Appendix A

COMSTOCK RESOURCES, INC.

2009 Long-term Incentive Plan

Amended and Restated Effective as of May 7, 2015

I. GENERAL

1. Purpose. The COMSTOCK RESOURCES, INC. 2009 Long-term Incentive Plan (the “Plan”) has been established by COMSTOCK RESOURCES, INC. (the “Company”) to:

(a) attract and retain key executive and managerial employees;

(b) motivate participating employees, by means of appropriate incentive, to achieve long-range goals;

(c) attract and retain well-qualified individuals to serve as members of the Company’s Board of Directors;

(d) provide incentive compensation opportunities which are competitive with those of other public corporations; and

(e) further align Participants’ interests with those of the Company’s other stockholders through compensation alternatives based on the Company’s common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

2. Effective Date. The Plan was originally effective May 19, 2009, upon approval by the stockholders at the Company’s 2009 annual meeting. As amended and restated, the Plan is effective May 7, 2015, upon approval by the stockholders at the Company’s 2015 annual meeting.

3. Definitions. The following definitions are applicable to the Plan.

“Award” means the grant of any Stock Option, share of Restricted Stock, Restricted Stock Unit, Performance Unit or Stock Appreciation Right under the Plan pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Disability” means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Committee shall be the sole judge.

“Effective Date” means May 7, 2015, with respect to this Amendment and Restatement. The original “Effective Date” was May 19, 2009.

“Fair Market Value” of any Stock means, as of any date, the last sale price for such Stock as reported by the New York Stock Exchange on the date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

“Non-employee Director” means each member of the Board who is not an employee of the Company.

“Option Date” means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

“Participant” means any employee or Non-employee Director of the Company or any Subsidiary who is selected by the Committee to participate in the Plan.

“Performance Unit” shall have the meaning ascribed to it in Part V.

“Permitted Transferees” means members of the immediate family of the Participant, trusts for the benefit of such immediate family members, and partnerships in which substantially all of the interests are held by the Participant and members of his or her immediate family. An immediate family member shall mean any descendant (children, grandchildren and more remote descendants), including step-children and relationships arising from legal adoption, and any spouse of a Participant or a Participant’s descendant.

“Related Company” means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

“Restricted Period” has the meaning ascribed to it in Part IV.

“Restricted Stock” has the meaning ascribed to it in Part IV.

“Retirement” means (i) Termination of Service in accordance with the retirement procedures set by the Company from time to time; or (ii) a Termination of Service voluntarily with the consent of the Company (of which the Committee shall be the sole judge).

“Stock” means the Company’s common stock, $.50 par value per share.

“Stock Appreciation Right” has the meaning ascribed to it in Part VI.

“Stock Option” means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of the Plan.

“Subsidiary” means any corporation during any period of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

“Termination of Service” means the termination of employment of an employee by the Company and all Subsidiaries or the termination of service by an Non-employee Director as a member of the board of directors of the Company and all Subsidiaries. A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service. Furthermore, a Participant’s service with the Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s leave of absence is approved by the Committee. The Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be a Subsidiary (or any successor). Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

4. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. Subject to the provisions of the Plan, the Committee will have authority to select Participants to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, to determine the number and value of Performance Units awarded and earned, and to cancel or suspend Awards. In making such determinations, the Committee may take into account the nature of services rendered by the Participant, his or her present and potential contribution to the Company’s success and such other factors as the Committee deems relevant. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company’s Bylaws or resolutions duly adopted by the Committee. All actions taken and decisions and determinations made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

5. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, the key executives, managerial employees, and Non-employee Directors of the Company and/or its Subsidiaries who will participate in the Plan. In the discretion of the Committee, a Participant may be awarded Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Units or any combination thereof, and more than one Award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any Award under the Plan shall not affect any previous Award to the Participant under the Plan or any other plan maintained by the Company or its Subsidiaries.

6. Shares Subject to the Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be either authorized and unissued shares or authorized and issued shares held in the treasury by the Company (including, in the discretion of the Committee, shares purchased in the market).

(a) Shares Reserved for Awards. Effective as of May 7, 2015, and subject to the provisions of paragraph I.11, the number of shares of Stock available under the Plan for the grant of Awards shall not exceed 5,050,000 shares in the aggregate. If, for any reason, any Award under the Plan otherwise distributable in shares of Stock, or any portion of the Award, shall expire, terminate or be forfeited or canceled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such shares are no longer distributable under the Award, such shares of Stock shall again be available for award under the Plan.

(b) Annual Limit on Grants to Employees. Subject to the provisions of paragraph I.11, the number of shares of Stock with respect to which Stock Options or Stock Appreciation Rights under the Plan may be granted in any calendar year to any employee shall not exceed 1,000,000 shares.

7. Terms of Awards. Awards may be granted generally on the terms and conditions set forth in Parts II through VI. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine and specify in the Award Agreement.

(a) Minimum Vesting Requirements. Awards granted under the Plan shall be subject to the following minimum vesting requirements. If the vesting of an Award is not based on the achievement of one or more performance conditions, such Award will vest over a minimum period of three years after the date of grant. If the vesting of an Award is based on the achievement of one or more performance conditions, such Award will vest over a minimum period of one year after the date of grant. For purposes of this paragraph I.7(a), (i) vesting over a three-year period will include periodic graded vesting over such period; provided, that, no portion of an Award shall vest prior to the first anniversary of the date of grant; and (ii) notwithstanding those requirements, up to five percent (5%) of the shares reserved for Awards under the Plan, or 252,500 shares, subject to the provisions of paragraph I.11, may be granted as non-performance-based Awards with vesting terms not conforming to the three-year minimum vesting requirement. Notwithstanding the foregoing, these minimum vesting requirements may be accelerated or waived in the event of a Participant’s death or Disability, or in the event of a Change in Control of the Company.

(b) Maximum Term of Awards. The terms of each Award shall be for such period as may be determined by the Committee, except that the term of any Stock Option or Stock Appreciation Right shall not exceed ten years from the date of grant of the Award.

8. Compliance With Applicable Laws and Withholding of Taxes. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar authority. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing as amended, the shares. In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom. All Awards and payments under the Plan to employees are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan.

9. Transferability. Incentive Stock Options, Performance Units, and, during the period of restriction, Restricted Stock awarded under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative. If expressly permitted by the terms of the Award Agreement, Non-Qualified Stock Options may be transferred by a Participant to Permitted Transferees, provided that there is not any consideration for the transfer.

10. Employment and Stockholder Status. The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary. The Plan does not constitute or serve as evidence of an agreement or understanding, express or implied, that the Company will retain a director for any period of time. Subject to the provisions of paragraph IV.3(a), no award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock. If the redistribution of shares is restricted pursuant to paragraph I.8, certificates representing such shares may bear a legend referring to such restrictions.

11. Adjustments to Number of Shares Subject to the Plan. In the event of any change in the outstanding shares of Stock of the Company by reason of any Stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which Awards may be made under the Plan, the terms and the number of shares of any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Units, and the purchase price or base price of a Stock Option or Stock Appreciation Right, shall be equitably adjusted by the Committee in its sole discretion.

12. Change in Control. Notwithstanding any other provision of the Plan, in the event of a “Change in Control”, all outstanding Stock Options, Stock Appreciation Rights and Restricted Stock will automatically become fully exercisable and/or vested. The Committee may, in its sole discretion and immediately prior to a Change in Control, take such action as necessary to modify the terms of or accelerate the vesting of any outstanding Performance Units upon consummation of such Change in Control. A “Change in Control” of the Company shall be deemed to have taken place if:

(a) a third person shall cause or bring about (through solicitation of proxies or otherwise) the removal or resignation of a majority of the then existing members of the Board or if a third person causes or brings about (through solicitation of proxies or otherwise) an increase in the size of the Board such that the then existing members of the Board thereafter represent a minority of the total number of persons comprising the entire Board;

(b) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of any class of the Company’s stock having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or

(c) the Company shall merge with or consolidate into any other corporation, pursuant to which the Company does not survive or survives only as a subsidiary of another corporation, or the Company disposes of all or substantially all of the assets of the Company, or any combination of the foregoing, other than a transaction in which the holders of the Company’s Stock immediately prior to the transaction have the same proportionate ownership of common stock of the surviving corporation immediately after the transaction.

For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to beneficially own under Securities and Exchange Commission Rule 13d-3 (or any similar or superseding statute or rule from time to time in effect).

13. Agreement With Company. At the time of any Awards under the Plan, the Committee will require a Participant to enter into an agreement (the “Award Agreement”) with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

14. Amendment and Termination of Plan.

(a) Subject to the following provisions of this paragraph 14, the Board may at any time and in any way amend, suspend or terminate the Plan. No amendment of the Plan and, except as provided in paragraph I.11, no action by the Board shall, without further approval of the stockholders of the Company, materially increase the total number of shares of Stock with respect to which Awards may be made under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan, if stockholder approval of such amendment is a condition to the availability of the exemption provided by Securities and Exchange Commission Rule 16b-3 or of the Code at the time such amendment is adopted. No amendment, suspension or termination of the Plan shall alter or impair any Award previously made under the Plan without the consent of the holder thereof.

(b) No Awards may be granted hereunder after the date that is ten (10) years from the earlier of (a) the Effective Date and (b) the date the Plan is approved by the stockholders of the Company.

(c) Neither the Board nor the Committee may, without further approval of the stockholders of the Company, reduce the exercise price of a Stock Option or the grant value of a Stock Appreciation Right, except in accordance with the adjustments pursuant to paragraph I.11. Neither the Board nor the Committee may accelerate the vesting of an Award, except in the event of a Change in Control, or a Participant’s death or Disability. Neither the Board nor the Committee shall offer a cash buy-out of “underwater” Stock Options or Stock Appreciation Rights, and such buyouts of “underwater” Stock Options and Stock Appreciation Rights shall be prohibited.

15. Prohibition on Deferred Compensation. It is the intention of the Company that no Award shall be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Code Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.

II. INCENTIVE STOCK OPTIONS

1. Definition. The Award of an Incentive Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

2. Eligibility. The Committee shall designate the Participants to whom Incentive Stock Options, as described in Code Section 422(b) or any successor section thereto, are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them. Incentive Stock Options shall be awarded only to key employees of the Company, and no Non-employee Director shall be eligible to receive an Award of an Incentive Stock Option. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

3. Price. The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Committee, provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the Incentive Stock Option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Related Company) or (b) the par value of a share of Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

4. Exercise. No Incentive Stock Option may be exercised by a Participant after the Expiration Date (as defined in paragraph II.5 below) applicable to that option. Each Stock Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date.

5. Option Expiration Date. The “Expiration Date” with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a) the date that is 10 years after the date on which the Incentive Stock Option is awarded;

(b) the date established by the Committee at the time of the Award;

(c) the date that is one year after the Participant’s employment with the Company and all Related Companies is terminated because of death or permanent and total disability; as defined in Code Section 22(e)(3); or

(d) the date that is three months after the date the Participant’s employment with the Company and all Related Companies is terminated for reasons other than death or permanent and total disability.

III. NON-QUALIFIED STOCK OPTIONS

1. Definition. The Award of a Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part III.

2. Eligibility. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them.

3. Price. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee; provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date or (b) the par value of a share of such Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise. Shares of Stock acquired pursuant to the exercise of a Non-Qualified Stock Option shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the Award Agreement. If the Company shall have a class of its Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, an option holder may also make payment at the time of exercise of a Non-Qualified Stock Option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company, that upon such broker’s sale of shares of Stock with respect to which such option is exercised, it is to deliver promptly to the Company the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes.

4. Exercise. No Non-Qualified Stock Option may be exercised by a Participant after the Expiration Date applicable to that option. Unless otherwise specified herein, each Stock Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date.

5. Stock Option Expiration Date. The “Expiration Date” with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a) the date that is 10 years after the date on which the Non-Qualified Stock Option is awarded;

(b) the date established by the Committee at the time of the Award;

(c) the date that is three months after the employee Participant’s employment with the Company and all Subsidiaries or the Non-employee Director Participant’s service as a member of the Board is terminated for reasons other than Retirement, Disability or death; or

(d) the date that is three years after the date the employee Participant’s employment with the Company and all Subsidiaries or the Non-employee Director Participant’s service as a member of the Board is terminated by reason of Retirement, Disability or death.

IV. RESTRICTED STOCK

1. Definition. Restricted Stock Awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Committee or by the terms of this Plan.

2. Eligibility. The Committee shall designate the Participants to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to the Award.

3. Terms and Conditions of Awards. All shares of Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Award Agreement.

(a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of ten years or such shorter period as the Committee may determine, but no less than one year, after the time of the award of such Stock (the “Restricted Period”). Such restrictions shall lapse as to the Restricted Stock in accordance with the time(s) and number(s) of shares as to which the Restricted Period expires, as set forth in the Award Agreement with the Participant. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

(b) An employee Participant whose employment with the Company and all Subsidiaries terminates prior to the end of the Restricted Period other than by reason of death or Disability shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award which have not then vested in accordance with the Award Agreement. Notwithstanding the foregoing and the provisions of paragraph I.7(a) hereof, the Committee may in its discretion accelerate the vesting of shares of Restricted Stock in the event of a Participant’s death or Disability.

(c) Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the COMSTOCK RESOURCES, INC. 2009 Long-term Incentive Plan and an agreement entered into between the registered owner and COMSTOCK RESOURCES, INC. A copy of such plan and agreement is on file in the office of the Secretary of COMSTOCK RESOURCES, INC., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034 or, if the Company changes its principal office, at the address of such new principal office.”

(d) As the Restricted Period for Restricted Stock expires and such restrictions lapse, such Restricted Stock shall be held by a Participant (or his or her legal representative, beneficiary or heir) free of all restrictions imposed by the Plan and the Award Agreement. Such shares shall nevertheless continue to be subject to any restriction imposed under applicable securities laws.

V. RESTRICTED STOCK UNITS AND PERFORMANCE UNITS

1. Definition. A “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future. Performance Units are Awards to Participants who may receive value for the units at the end of a Performance Period. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial Award are met. The term “Performance Units” as used in Parts I through IV and Part VII of the Plan shall be deemed to include both Restricted Stock Units and Performance Units.

2. Eligibility. The Committee shall designate the Participants to whom Restricted Stock Units or Performance Units are to be awarded, and the number of units to be the subject of such Awards.

3. Terms and Conditions of Awards. For each Participant, the Committee will determine the timing of Awards; the number of Restricted Stock Units or Performance Units awarded; the value of Performance Units, which may be stated either in cash or in shares of Stock; the performance measures used for determining whether the Performance Units are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; the number of earned Performance Units that will be paid in cash and/or shares of Stock; and whether dividend equivalents will be paid on Restricted Stock Units, either currently or on a deferred basis.

4. Payment. The Committee will compare the actual performance to the performance measures established for the performance period and determine the number of Performance Units to be paid and their value. Payment for Performance Units earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee shall determine. The Committee will determine the number of earned units to be paid in cash and the number to be paid in Stock. For Performance Units awarded in shares of Stock, one share of Stock will be paid for each unit earned. For Performance Units awarded in cash, cash will be paid for each unit earned equal to (a) its initial cash value, (b) the Fair Market Value of a share of Stock at the end of the performance period or (c) the Fair Market Value of a share of Stock averaged for a number of days determined by the Committee.

(a) Death or Disability. Notwithstanding the provisions of paragraph I.7(a) hereof, the Committee may in its discretion accelerate the vesting of Restricted Stock Units in the event of a Participant’s death or Disability. A Participant whose employment with the Company and all Subsidiaries, or service as a member of the Board, terminates during a performance period because of Disability or death shall be entitled to the prorated value of earned Performance Units issued with respect to that performance period, at the conclusion of the performance period based on the ratio of the months of service during the period to the total months of the performance period. If an employee Participant’s employment with the Company and all Subsidiaries terminates, or if a Non-employee Director Participant’s service terminates, during a performance period for any reason other than Disability or death, the Performance Units issued with respect to that performance period will be forfeited on the date such Participant’s employment or service terminates.

VI. STOCK APPRECIATION RIGHTS

1. Definition. A Stock Appreciation Right is an Award that entitles the Participant to receive an amount equal to the difference between the Fair Market Value of the shares of Stock at the time of exercise of the Stock Appreciation Right and the Fair Market Value of the shares of Stock on the date of grant of the Stock Appreciation Right, subject to the following provisions of this Part VI. Upon the grant of Stock Appreciation Rights that are to be settled in shares of Stock, the number of Stock Appreciation Rights awarded (and not the “net” number of shares of Stock issued upon exercise of the Stock Appreciation Rights) shall be considered awarded from the pool of authorized shares of Stock available under the Plan.

2. Exercise. A Stock Appreciation Right may be exercised under the applicable terms and conditions of the Award Agreement. A Stock Appreciation Right shall entitle the Participant to receive, upon the exercise of the Stock Appreciation Right, either cash or shares of Stock (valued at their Fair Market Value at the time of exercise), as specified in the Award Agreement, in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the Stock Appreciation Right as of the date of such exercise over the Fair Market Value of the shares of Stock as of the date of grant of the Stock Appreciation Right.

3. Expiration Date. The “Expiration Date” with respect to a Stock Appreciation Right shall be determined by the Committee, but shall not be more than 10 years after the date on which the Stock Appreciation Right is awarded. If the Stock Appreciation Right is not exercised before the end of the day on which the Stock Appreciation Right ceases to be exercisable, such Stock Appreciation Right shall be deemed exercised as of such date and payment shall be made to the holder in cash or shares of Stock (valued at their Fair Market Value at the time of exercise), as specified in the Award Agreement.

VII. SECTION 162(m) PERFORMANCE AWARDS

1. Maximum Award. The maximum aggregate Award of Performance Units that a Participant may receive in any one Fiscal Year shall be 750,000 Shares, if stated in shares of Stock, or $10,000,000, if stated in cash, determined as of the date of the Award.

2. Code Section 162(m) Compliance. Notwithstanding any other terms of this Plan, the vesting, payout or value (as determined by the Committee) of each Award other than a Stock Option or Stock Appreciation Right that, at the time of grant, the Committee intends to be “performance-based compensation” to a “covered employee,” as such terms are defined in Code Section 162(m), shall be determined by the attainment of one or more performance goals as determined by the Committee in conformity with Code Section 162(m). The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such Awards within 90 days after the commencement of the period to which the performance goal(s) relate(s), or such earlier time as required to comply with Code Section 162(m). No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of performance-based compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Committee retains the discretion to reduce the value below such maximum.

3. Performance Measures. The performance goals, upon which the payment or vesting of an Award occurs that is intended to qualify as performance-based compensation, shall be limited to the following performance measures:

(a) Increases in, or levels of, net asset value; net asset value per share; pretax earnings; earnings before interest, taxes, depreciation, amortization, exploration and other non-cash expenses (“EBITDAX”); net income and/or earnings per share;

(b) Return on equity, return on assets or net assets, return on capital (including return on total capital or return on invested capital);

(c) Share price or stockholder return performance (including, but not limited to, growth measures and total stockholder return, which may be measured in absolute terms and/or in comparison to a group of peer companies or an index);

(d) Oil and gas reserve replacement, reserve growth and finding and development costs;

(e) Increases in, or levels of, oil and/or gas production;

(f) Performance of investments in oil and gas properties;

(g) Cash flow measures (including, but not limited to, cash flows from operating activities, discretionary cash flows, and cash flow return on investment, assets, equity or capital); and

(h) Decreases in the leverage ratio (defined as total debt over EBITDAX).

Any performance measure(s) may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee shall also have the authority to provide in Award Agreements for accelerated vesting of an Award based on the achievement of performance goal(s), a Participant’s death or Disability, or a Change in Control.

4. Evaluation of Performance. The Committee may provide in any Award Agreement that any evaluation of attainment of a performance goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write downs; (b) litigation judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (d) any reorganization or restructuring transactions; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; and (f) significant acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to covered employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

5. Discretion. In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to covered employees that shall not qualify as performance-based compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

2015

COMSTOCK RESOURCES
TOWN & COUNTRY BLVD.
LEGACY DRIVE
121
75
DALLAS NORTH TOLLWAY
N
35
635
LOVE FIELD AIRPORT
DFW AIRPORT
MOCKINGBIRD LANE
DOWNTOWN DALLAS

COMSTOCK RESOURCES

5300 Town and Country Blvd. Suite 500 Frisco, Texas 75034 (972) 668-8800 www.comstockresources.com

COMSTOCK RESOURCES, INC. 5300 TOWN AND COUNTRY BLVD. SUITE 500 FRISCO, TX 75034	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before May 7, 2015. Have your proxy card in hand when you access the website and follow the instructions on the secure website to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the secure website and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE

Call toll free 1-800-690-6903 within the United States, U.S. territories and Canada on a touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before May 7, 2015. Have your proxy card in hand when you call and then follow the instructions provided by the recorded message.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BELOW IN BLUE OR BLACK INK AS FOLLOWS IN THE DESIGNATED

AREAS. PLEASE DO NOT WRITE OUTSIDE THE DESIGNATED AREAS.

M86876-Z65390	KEEP THIS PORTION FOR YOUR RECORDS

— — — —  — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THIS PORTION ONLY

COMSTOCK RESOURCES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR the following Proposals:
1.	ELECTION OF DIRECTORS		☐	☐	☐
Nominees: (Terms expire in 2016)
	01)	Roland O. Burns
	02)	David K. Lockett
	03)	Frederic D. Sewell
			For	Against	Abstain	The Board of Directors recommends a vote AGAINST the following Stockholder Proposals:		For	Against	Abstain

2.	Proposal to approve an amendment to the Company’s 2009 Long-term Incentive Plan.		☐	☐	☐	5.	Stockholder Proposal 5	☐	☐	☐

3.	Proposal to ratify the appointment of the independent registered public accountants for 2015.		☐	☐	☐	6.	Stockholder Proposal 6	☐	☐	☐

4.	Proposal to approve the advisory (non-binding) resolution relating to the Company’s 2014 compensation of its named executive officers.		☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSALS 5 AND 6.

Please indicate if you would like to be contacted regarding consolidating your Registered and brokerage accounts.			☐	☐
			Yes	No

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. This section must be completed for your vote to count if you are voting by mail. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date

ANNUAL MEETING OF STOCKHOLDERS OF

COMSTOCK RESOURCES, INC.

May 7, 2015

Your vote is important.

Thank you for voting.

(Complete and mail the Proxy Card only if you do not vote by phone or Internet.)

Proxy Card must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at

www.comstockresources.com and www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

M86877-Z65390

PROXY COMSTOCK RESOURCES, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – THURSDAY, MAY 7, 2015

The undersigned hereby appoints M. Jay Allison and Roland O. Burns, and each of them with full power of substitution, as proxies of the undersigned to act and to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Comstock Resources, Inc., to be held Thursday, May 7, 2015, at 10:00 a.m. and any adjournment or adjournments thereof, and in their own discretion upon any other matter which may properly come before this meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

Continued and to be marked, signed and dated on reverse side